EXHIBIT 4.20

INDUSTRIAL LEASE AGREEMENT

Between

Landlord: PPF INDUSTRIAL THREE MONTGOMERY WAY, LLC,

a New Jersey limited liability company

and

Tenant: FARMMI USA, INC.,

a California corporation

Premises: 3 Montgomery Avenue, Robbinsville Township, New Jersey

INDUSTRIAL LEASE AGREEMENT

1.	Premises	5
2.	Lease Term	6
3.	Delivery of Possession	7
4.	Quiet Enjoyment	7
5.	Base Rent	7
6.	Rent Payment	9
7.	Operating Expenses/Taxes	9
8.	Late Charge	12
9.	Partial Payment	12
10.	Use of Premises/Environmental Matters	12
11.	Compliance with Laws	17
12.	Waste Disposal	17
13.	Rules and Regulations	17
14.	Utilities	17
15.	Signs	18
16.	Security Deposit	18
17.	Force Majeure	21
18.	Repairs By Landlord	21
19.	Repairs By Tenant	22
20.	Alterations and Improvements	23
21.	Liens	23
22.	Destruction or Damage	24
23.	Eminent Domain	25
24.	Damage or Theft of Personal Property	25
25.	Insurance; Waivers	25
26.	Indemnity	28
27.	Acceptance and Waiver	28
28.	Estoppel	28
29.	Notices	29
30.	Abandonment of Premises	29
31.	Default	29
32.	Landlord’s Remedies	30
33.	Service of Notice	32
34.	Advertising	32
35.	Surrender of Premises	32
36.	Cleaning Premises	32
37.	Removal of Fixtures	32
38.	Holding Over	33
39.	Attorneys’ Fees	33
40.	Mortgagee’s Rights	33
41.	Entering Premises	34
42.	Assignment and Subletting	35
43.	Financial Reports	36

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44.	Sale	36
45.	Limitation of Liability	36
46.	Broker Disclosure	37
47.	Landlord/Tenant	37
48.	Construction of this Agreement	37
49.	No Estate In Land	37
50.	Section Titles; Severability	37
51.	Cumulative Rights	37
52.	Waiver of Jury Trial	38
53.	Entire Agreement	38
54.	Submission of Agreement	38
55.	Authority	38
56.	Consequential Damages	38
57.	Counterparts; Electronic Signatures	38
58.	Survival	38
59.	Building Certification	38
60.	Guaranty	39
61.	Tenant Improvement Allowance	39
62.	NJ Flood Risk Notification	40
63.	Patriot Act	40
64.	Lease Contingency	40

LIST OF SCHEDULES AND EXHIBITS:

Exhibit A	Legal Description of Land
Exhibit A-1	Plan Depicting Premises and areas in which Tenant may park
Exhibit B	Intentionally Omitted
Exhibit C	Commencement Letter
Exhibit D	Rules and Regulations
Exhibit E	Form of Guaranty
Exhibit F	Flood Disclosure Notice

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SUMMARY OF BASIC LEASE PROVISIONS

This Summary of Basic Lease Provisions (this “Summary”) by and between PPF INDUSTRIAL THREE MONTGOMERY WAY, LLC, a New Jersey limited liability company (“Landlord”) and FARMMI USA, INC., a California corporation (“Tenant”). In the event of any conflict between the terms and provisions of this Summary and the terms and provisions of the Industrial Lease Agreement (the “Lease”), the terms and provisions of the Lease shall control. In addition to the basic lease provisions contained in this Summary, all of the other terms and conditions of the Lease hereinafter set forth are hereby incorporated as an integral part of this Summary.

1. Landlord:	PPF Industrial Three Montgomery Way, LLC, a New Jersey limited liability company

2. Tenant:	Farmmi USA, Inc., a California corporation

3. Building/Premises:	Approximately 183,084 rentable square feet of space in the building known as 3 Montgomery Way, Robbinsville, New Jersey (the “Building”)

4. Rentable Square Feet of Building:	183,084

5. Term:

Initial Term:	Five (5) Lease Years and Five (5) Months. (See Section 2(a))

Commencement Date	The later of (i) the September 1, 2025 or (ii) the date of receipt of the C/O (See Section 3)

Rent Commencement Date:	The Commencement Date (See Section 6)

Expiration Date:	11:59 p.m. on the last day of the full calendar month which is sixty-five (65) months following the Commencement Date.

Extension Term(s):	One (1) Five-year option. (See Section 2(b))

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6. Base Rent

Period	Monthly Base Rent	Annual Base Rent
1	$213,598.00	$2,563,176.00
2*	$220,539.94	$2,646,479.22
3*	$227,707.48	$2,732,489.79
4	$235,107.98	$2,821,295.71
5	$242,748.99	$2,912,987.82
6	$250,638.33	$1,253,191.64**

* Notwithstanding anything to the contrary in the Lease, provided no default then exists, nor any event with which the giving of notice or passing of time, or both, which would become a default then exists, the monthly installments of Base Rent (but not Additional Rent) shall be abated for the 13th, 14th, 15th, 25th and 26th full calendar months of the Term.

** Calculated based on (5) months in Lease Year 6

7. Rent Payment Address:	Matrix Development Group Forsgate Drive, CN 4000 Cranbury, NJ 08512 Attn: Mr. Donald Epstein

8. Use of Premises:	General warehousing and distribution (ecommerce fulfillment) of household merchandise, and ancillary office (the “Permitted Use”)

9. Tenant’s Share:	100% (See Section 7(a))

10. Security Deposit:	$640,794.00 (See Section 16)

11. Parking:	See Section 1(d)

12. Tenant Improvement Allowance:	$366,168.00 (See Section 60)

13. Tenant’s Required Insurance:	See Section 25

14. Landlord’s Broker:	Matrix Realty Group

15. Tenant’s Broker:	Cushman & Wakefield

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16. Notice Addresses:

Landlord	Tenant

PPF Industrial Three Montgomery Way, LLC c/o Matrix Development Group	Farmmi USA, Inc. 14210 Telephone Ave. Chino, CA 91710

3 Centre Drive Monroe Township, NJ 08831 Attention: Mr. Donald Epstein E-Mail Address: depstein@matrixcompanies.com	Attn: Zhengyu Wang E-Mail Address: ZhengyuW71@gmail.com

-and- Morgan Stanley Real Estate Advisor, Inc. 1585 Broadway, Floor 37 New York, NY 10036 Attention: Ms. Neha Shetty E-Mail Address: Neha.Shetty@morganstanley.com

17. Guarantor:	Farmmi, Inc. (See Section 59)

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURES APPEAR ON NEXT PAGE.]

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IN WITNESS WHEREOF, intending to be legally bound, Landlord and Tenant have executed this Summary as of the__ 1__ day of August, 2025.

Tenant:

Farmmi USA, Inc., a California corporation

Bv:	/s/ Yefang Zhang
Name:	Yefang Zhang
Title:	CEO

Landlord:

PPF INDUSTRIAL THREE MONTGOMERY WAY, LLC,

a New Jersey limited liability company

By: PPF Industrial 7A Montgomery Way Holdings, LLC, a

Delaware limited liability company, its sole member

By: PPF Industrial 1 and 3 Montgomery Way, LLC, a

Delaware limited liability company, its member

By: PPF Industrial, LLC, a Delaware limited

liability company, its member

By: PPF OP, LP, a Delaware limited

partnership, its member

By: PPF OPGP, LLC, a Delaware limited

liability company, its general partner

By: Prime Property Fund, LLC, a

Delaware limited liability company,

its member

By: Morgan Stanley Real Estate

Advisor, Inc., a Delaware

corporation, its Investment

Adviser

By:	/s/ Neha Shetty
Name:	Neha Shetty
Title:	Vice President

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INDUSTRIAL LEASE AGREEMENT

THIS INDUSTRIAL LEASE AGREEMENT (this “Lease”) is made and entered into as of the _1st_ day of August, 2025 (the “Effective Date”) by and between the Landlord and Tenant identified in the Summary.

1. Premises.

(a) Landlord does hereby demise, rent and lease to Tenant and Tenant does hereby accept, rent and lease from Landlord, approximately 183,084 rentable square feet located in the Building identified in the Summary (the “Premises”), situated on the real property described in Exhibit “A” attached hereto (the “Land”). The Premises is more particularly cross-hatched on the drawing attached hereto as Exhibit “A-1” and made a part hereof by reference. The Land and the improvements thereon are hereinafter collectively called the “Property”.

(b) The Premises are demised, rented and let subject to (i) the rights of any persons or entities in possession of the remainder of the Property; provided, however, that Tenant shall have exclusive use of the Premises and non-exclusive use of the Common Areas as described below in Section 1(d), (ii) the existing state of title of the Property, including all easements, agreements, covenants and restrictions affecting the Property, (iii) any state of facts which an accurate survey or physical inspection of the Property might show, (iv) all laws and legal requirements, and (v) the condition of the Premises and the remainder of the Property as of the Commencement Date, without representation or warranty by Landlord except as otherwise set forth herein.

(c) Tenant has inspected the Premises and agrees to accept the same “AS IS,” “WHERE IS” “WITH ALL FAULTS” without representation or warranty except as otherwise expressly set forth herein. Notwithstanding the foregoing, Landlord shall paint and carpet the existing offices in the Premises using Landlord’s standard building materials (the “Landlord Work”). Tenant agrees to cooperate with Landlord in providing access to the Premises so that Landlord may complete the Landlord Work. No easement for light, air or view is granted hereunder or included within or appurtenant to the Premises.

(d) Tenant shall have the non-exclusive right, to use the grounds, sidewalks, driveways and alleys located on the Land which are intended for the common use of tenants (collectively, the “Common Areas”), subject to the Rules and Regulations (as defined in Section 13). Tenant may park cars in the parking area depicted on Exhibit “A-1” as Tenant’s Car Parking Area during normal business hours on a non-exclusive basis, subject to the Rules and Regulations. Tenant shall also have the exclusive use of Tenant’s Truck Parking Area depicted on Exhibit “A-1” for the parking of trucks, subject to the Rules and Regulations. Outside storage, including, without limitation, storage in containers, trucks, trailers and other vehicles, is prohibited without Landlord’s prior written consent, which may be withheld in Landlord’s sole and absolute discretion. Tenant shall not succeed to any of Landlord’s easement rights over and relating to the Land, nor shall Tenant have or obtain any rights to the Common Areas other than those rights specifically granted to Tenant in this Lease. Landlord shall have the sole right of control over the use, maintenance, configuration, repair and improvement of the Common Areas. Landlord may make such changes to the use or configuration of, or improvements comprising, or maintenance of or repair to the Common Areas as Landlord may elect without liability to Tenant, provided that Tenant’s access to the Premises shall not be materially impaired.

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2. Lease Term.

(a) Initial Term. Tenant shall have and hold the Premises for the initial term (the “Term”) identified in the Summary commencing on the Commencement Date identified in the Summary, and shall terminate at 11:59 p.m. on the Expiration Date as identified in the Summary, unless sooner terminated or extended as hereinafter provided. Promptly following the Commencement Date, Landlord and Tenant shall enter into a letter agreement in the form attached hereto as Exhibit “C”, specifying and/or confirming the Commencement Date and the Expiration Date and the other matters set forth therein. The initial Term of this Lease (the “Initial Term”) shall consist of a series of five (5) full “Lease Years” and a partial sixth (6th) Lease Year consisting of five (5) months, as follows:

(i) The first Lease Year shall consist of a year commencing on the Commencement Date and expiring at 11:59 p.m. on the date that is the last day of the twelfth (12th) full calendar month following the Commencement Date (by way of example only, if the Commencement Date is September 15, 2025, then the First Lease Year shall expire at 11:59 p.m. on September 30, 2026).

(ii) Each Lease Year thereafter through the end of the fifth Lease Year shall commence on the first day after the date on which the prior Lease Year expires, and shall expire at 11:59 p.m. on the date that is twelve (12) months following the first day of such Lease Year.

(iii) The sixth (6th) partial Lease year shall commence on the first day after the date on which the fifth (5th) Lease Year expires, and shall expire at 11:59 p.m. on the date that is five (5) months following the first day of such Lease Year.

(b) Option to Extend.

(i) Provided no default by Tenant has occurred and is continuing either at the time the extension option provided herein is exercised or on the date on which the Extension Term (as hereinafter defined) is to commence, Tenant shall have the option to extend the Term of this Lease for one (1) additional period of five (5) years (the “Extension Term”), upon the same terms, covenants and conditions contained in this Lease which were in effect during the Initial Term except that Base Rent for the Extension Terms shall be adjusted as set forth in Section 5(b) below. This option to extend is personal to Tenant and shall not apply to any assignee of Tenant. The Extension Term will commence immediately following the sixth (6th) Lease Year.

(ii) Tenant may exercise its option to extend this Lease only by giving Landlord written notice of its intention to extend at least nine (9) months but not more than twelve (12) months prior to the expiration of the Initial Term. Tenant’s written notice exercising an extension option hereunder, once given to Landlord, shall be irrevocable. If Tenant properly exercises its option to extend this Lease in accordance with the provisions of this Section 2(b), then from and after such date of exercise by Tenant of its option to extend, “Term” shall mean both the Initial Term and the Extension Term.

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3. Delivery of Possession. Landlord shall, at Landlord’s expense, make application to the applicable governmental authority for the issuance of a continuing certificate of occupancy (or local equivalent) (a “C/O”) for the Premises in its current “as-is”, “where-is” condition. Tenant shall cooperate with Landlord in such application and shall provide Landlord and any applicable governmental authority with such information and documentation as may be requested to pursue such process. Landlord shall have no obligation to make any improvements, repairs, replacements or alterations to the Premises or the Building, or to undertake any other work or expend any funds (other than customary application fees to applicable governmental authorities), in connection with the issuance of such C/O. Landlord shall not be liable for damages to Tenant for failure to deliver possession of the Premises to Tenant, except that the commencement of the Term shall be delayed until Landlord delivers possession of the Premises to Tenant (so long as Tenant is not responsible for such failure or delay). If Tenant is responsible for any delay in the occurrence of the Commencement Date (including, without limitation, any delay in the issuance of the C/O), the Commencement Date shall be deemed to be the date on which the Commencement Date would have occurred but for such delay, as reasonably determined by Landlord.

4. Quiet Enjoyment. Tenant, upon payment in full of the required Rent and upon full performance by Tenant of the terms, covenants and agreements contained in this Lease to be performed by Tenant, and subject to the terms, covenants and conditions imposed upon Tenant’s occupancy of the Premises as set forth in this Lease, shall peaceably and quietly have, hold and enjoy the Premises during the Term hereof, subject to this Lease and any ground lease, mortgage or trust deed now or hereafter encumbering the Premises and/or the Property; provided, however, that nothing in this Section 4 is intended to limit the provisions of Section 40 below. Landlord shall not be responsible for the acts or omissions of Tenant, any other tenant, or any third party that may interfere with Tenant’s use and enjoyment of the Premises.

5. Base Rent.

(a) Tenant shall pay to Landlord, at the address stated in the Summary or at such other place as Landlord shall designate in writing to Tenant, annual base rent (“Base Rent”) as set forth in the Summary. Tenant may, in its discretion, pay Base Rent by EFT payment in which case Landlord shall provide to Tenant account information and wire transfer instructions such that Tenant can pay electronically by wire transfer of immediately available federal funds.

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(b) Landlord, within thirty (30) days following receipt of notice from Tenant exercising its option to extend the term of this Lease pursuant to Section 2(b) above, shall advise Tenant in writing as to Landlord’s determination of what the Fair Market Rent for the Premises would be for the applicable Extension Term. “Fair Market Rent,” as that phrase is used herein, shall mean annual rent in an amount which a landlord willing but not forced to lease and a tenant willing but not forced to rent would accept and pay for the Premises, or space similar to the Premises of the same quality located in the Township of Robbinsville, County of Mercer and State of New Jersey (the “Market Area”), with Landlord, in making such determination, taking into account all relevant economic factors including, but not limited to, the length of the Extension Term, the condition and location of the Premises and the fact that Landlord will not be obligated to provide any tenant allowance or other tenant concessions with respect to any Extension Term; provided, however, in no event shall the Fair Market Rent be less than the Base Rent which is payable during the Lease Year immediately preceding the relevant Extension Term for which Fair Market Rent is being determined (the “Minimum Extension Base Rent”). Tenant shall have twenty (20) days from its receipt of Landlord’s notice to notify Landlord in writing that Tenant does not agree with Landlord’s determination of the Fair Market Rent and that Tenant elects to determine Fair Market Rent (as calculated below). If Tenant does not notify Landlord of such election within twenty (20) days of its receipt of Landlord’s notice, Base Rent for the Premises for the applicable extended term shall be the Base Rent set forth in Landlord’s notice to Tenant. In the event Tenant timely notifies Landlord that Tenant does not agree with Landlord’s determination of the Fair Market Rent, the Fair Market Rent shall be determined by an appraisal procedure as follows:

In the event that Tenant timely notifies Landlord that Tenant disagrees with Landlord’s determination of the market rate and that Tenant elects to determine the Fair Market Rent, then Tenant shall specify, in such notice to Landlord, Tenant’s selection of a real estate appraiser who shall act on Tenant’s behalf in determining the Fair Market Rent. Within twenty (20) days after Landlord’s receipt of Tenant’s selection of a real estate appraiser, Landlord, by written notice to Tenant, shall designate a real estate appraiser, who shall act on Landlord’s behalf in the determination of the Fair Market Rent. Within twenty (20) days after the selection of Landlord’s appraiser, the two (2) appraisers shall render a joint written determination of the Fair Market Rent, which determination shall take into consideration any differences between the Building and those buildings comparable to the Building located in the Market Area, including without limitation age, location, setting and type of building, but in no event shall the Fair Market Rent be less than the Minimum Extension Base Rent. If the two (2) appraisers are unable to agree upon a joint written determination within said twenty (20) day period, the two appraisers shall select a third appraiser within such twenty (20) day period. Within twenty (20) days after the appointment of the third appraiser, the third appraiser shall render a written determination of the Fair Market Rent by selecting, without change, the determination of one (1) of the original appraisers as to the Fair Market Rent and such determination shall be final, conclusive and binding; provided, however, in no event shall the Fair Market Rent be less than the Minimum Extension Base Rent. All appraisers selected in accordance with this subparagraph shall have at least ten (10) years prior experience in the commercial leasing market of the Market Area and shall be members of the American Institute of Real Estate Appraisers or similar professional organization. If either Landlord or Tenant refuses to or fails to timely select an appraiser, the other appraiser shall alone determine the Fair Market Rent. Landlord and Tenant agree that they shall be bound by the determination of Fair Market Rent pursuant to this paragraph; provided, however, in no event shall the Fair Market Rent be less than the Minimum Extension Base Rent. Landlord shall bear the fee and expenses of its appraiser; Tenant shall bear the fee and expenses of its appraiser; and Landlord and Tenant shall share equally the fee and expenses of the third appraiser, if any.

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6. Rent Payment.

(a) The Base Rent for each Lease Year shall be payable in equal monthly installments, due on or before the first (1st) day of each calendar month, in advance, in legal tender of the United States of America, without abatement, notice, demand, deduction or offset of any kind whatsoever except as otherwise expressly set forth herein. Monthly installments of Base Rent shall be due and payable on or before the first day of each calendar month following the Commencement Date during the Term hereof. Notwithstanding the foregoing, the Rent Commencement Date or any scheduled monthly Rent payment date falls on a legal holiday or non-business day, such Rent shall be due on the next business day without penalty.

(b) For the purposes hereof, the term “Rent Commencement Date” means the Commencement Date. If the Rent Commencement Date is not the first day of a calendar month then Base Rent for the month in which the Rent Commencement Date falls shall be prorated, with Tenant to receive an abatement of the Base Rent for the period accruing prior to the Rent Commencement Date, and Tenant shall, on the Rent Commencement Date, pay the prorated amount of the monthly installment of Base Rent accruing for the period from the Rent Commencement Date through the last day of the calendar month in which the Rent Commencement Date falls. Notwithstanding the foregoing, Tenant shall pay Base Rent for the first full calendar month after the Rent Commencement Date upon the execution of this Lease.

(c) Tenant shall pay, as Additional Rent, all other sums due from Tenant under this Lease (the term “Rent”, as used herein, means all Base Rent, Additional Rent and all other amounts payable hereunder from Tenant to Landlord).

7. Operating Expenses/Taxes.

(a) Tenant agrees to reimburse Landlord throughout the Term, as Additional Rent hereunder, for Tenant’s Share, as defined in the Summary, of: (i) the annual Operating Expenses for each calendar year, or portion thereof, during the Term; and (ii) the annual Taxes for each calendar year, or portion thereof, during the Term. “Tenant’s Share” has been determined by dividing the rentable square footage of the Premises by the rentable square footage of the Building. Landlord and Tenant hereby agree that Tenant’s Share is the percentage amount set forth in the Summary. Tenant’s Share of Operating Expenses and Taxes for any calendar year shall be appropriately prorated for any partial year occurring during the Term.

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(b) “Operating Expenses” means all costs and expenses incurred by Landlord with respect to the ownership, maintenance and operation of the Property including, but not limited to: maintenance, repair and replacement of any plumbing, electrical, mechanical, utility and safety systems which are part of the Property, paving and parking areas, roads and driveways of the Property; maintenance of exterior areas such as gardening and landscaping, snow removal (if provided by Landlord) and signage; maintenance and repair of roof membranes (except that the cost to maintain the roof at the penetration points of Tenant-installed roof vents shall be billed directly to Tenant as Additional Rent), flashings, gutters, downspouts, roof drains, skylights and waterproofing; painting; lighting; cleaning; refuse removal; security; insurance costs, utility services attributable to the Common Areas; personnel costs for employees or agents directly related to the management, operation, repair or maintenance of the Property; personal property taxes (relating to personal property used exclusively at the Property, or if not used exclusively at the Property, the cost of such shall be equitably allocated among the properties at which such is used); assessments or other fees or expenses due under recorded documents affecting the Property, rentals or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Property; fees for required licenses and permits; a property management fee; costs incurred up to the deductible limit in any insurance policy to repair damage from a casualty; and capital improvements made to or capital assets acquired for the Property after the Commencement Date that (1) are intended to reduce Operating Expenses or (2) are reasonably necessary for the health and safety of the occupants of the Property or (3) are required under any and all applicable laws, statutes, codes, ordinances, orders, rules, regulations, conditions of approval and requirements of all federal, state, county, municipal and governmental authorities and all administrative or judicial orders or decrees and all permits, licenses, approvals and other entitlements issued by governmental entities, and rules of common law, relating to or affecting the Property or the use or operation thereof, whether now existing or hereafter enacted, including, without limitation, the Americans with Disabilities Act of 1990, 42 USC 12111 et seq. (the “ADA”) as the same may be amended from time to time, all Environmental Laws (as hereinafter defined), and any CC&Rs, or any corporation, committee or association formed in connection therewith, or any supplement thereto recorded in any official or public records with respect to the Property or any portion thereof (“Permitted Capital Expenses”), which capital costs, or an allocable portion thereof, in excess of $10,000 per improvement shall be amortized over their useful lives, together with interest on the unamortized balance of such costs at the Prime Rate plus three percent (3%); provided, however, that costs savings resulting from capital improvements or capital assets may be included in Operating Expenses to the extent of savings realized in a particular Lease Year without regard to the foregoing amortization requirement. Operating Expenses shall, during any period the Building is not fully occupied, be “grossed up” so that Tenant’s Share of such Operating Expenses is computed as though the Building had been fully occupied for such period in question. Operating Expenses do not include: (a) the cost of capital repairs, replacements or improvements, other than Permitted Capital Expenditures (as set forth above); (b) debt service under mortgages or ground rent under ground leases; (c) costs of restoration to the extent of net insurance proceeds received by Landlord or any other cost incurred by Landlord for which Landlord is fully reimbursed by insurance, warranties, service contracts, taking awards or by direct reimbursement by any other tenant of the Property; (d) leasing commissions, advertising costs and tenant improvement costs; (e) litigation expenses relating to disputes with tenants; (f) Taxes; (g) any Landlord asset management fee (other than the property management fee referenced in the immediately preceding sentence), Landlord corporate cost allocations, Landlord computer usage, Landlord office expense, Landlord mark-up or Landlord overhead cost allocation; (h) the maintenance, repair and replacement of any heating, ventilation and air conditioning systems at the Property (it being understood that such are excluded because Tenant is directly responsible for the maintenance, repair and replacement of the heating, ventilation and air conditioning systems within the Premises pursuant to Section 19 of this Lease); (i) depreciation of the Building or any other improvements situated within the Property; (j) any amount paid for products or services to an entity that is an affiliate of Landlord in excess of the fair market value of such services and products; (k) the costs of any utilities which are separately metered to the Premises or to another tenant’s premises; (l) any fines or penalties imposed on Landlord for failing to timely perform its obligations under this Lease; (m) salaries of employees or agents not directly related to the management, operation, repair or maintenance of the Premises or Property; (n) expenses resulting from any violation by Landlord of the terms of any lease of space in the Building or other buildings on the Property; (o) any bad debt loss, rental loss, or reserves for bad debts or rental loss; (p) costs (other than the cost of routine maintenance and monitoring) of remediation of Hazardous Materials which are in or on the Property that are not Tenant’s responsibility as provided in this Lease; (q) any increase in insurance premiums to the extent caused or attributable to the use or act of another tenant of the Building or Property; or (r) any costs which would allow Landlord a “double recovery” of any other costs for which Landlord is directly reimbursed other than as an Operating Expense.

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(c) “Taxes” means all taxes and assessments of every kind and nature which Landlord shall become obligated to pay with respect to each calendar year of the Term or portion thereof because of or in any way connected with the ownership, leasing, and operation of the Property or any part thereof, subject to the following: (i) the amount of ad valorem real and personal property taxes against Landlord’s real and personal property to be included in Taxes shall be the amount required to be paid for any calendar year, notwithstanding that such Taxes are assessed for a different calendar year (the amount of any tax refunds received by Landlord during the Term of this Lease shall be deducted from Taxes for the calendar year to which such refunds are attributable); (ii) the amount of special taxes and special assessments to be included shall be limited to the amount of the installments (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment payable for the calendar year in respect of which Taxes are being determined; (iii) the amount of any tax or excise levied by the State, County, Township, Borough and/or City where the Property is located, any political subdivision of either, or any other taxing body, on rents or other income from the Property (or the value of the leases thereon) to be included shall not be greater than the amount which would have been payable on account of such tax or excise by Landlord during the calendar year in respect of which Taxes are being determined had the income received by Landlord from the Property, excluding amounts payable under this subsection (iii), been the sole taxable income of Landlord for such calendar year; (iv) there shall be excluded from Taxes all income taxes, except those which may be included pursuant to the preceding subsection (iii) above, excess profits taxes, franchise, capital stock, and inheritance or estate taxes; and (v) Taxes shall also include Landlord’s reasonable costs and expenses (including reasonable attorneys’ fees) in contesting or attempting to reduce any Taxes. Landlord shall, upon Tenant’s written request, furnish Tenant with copies of tax bills relative to the Property. Taxes shall, during any period the Building is not fully occupied, be “grossed up” so that Tenant’s share of such Taxes is computed as though the Building had been fully occupied for such period in question.

(d) Landlord shall, on or before the Commencement Date and as soon as reasonably possible after the commencement of each calendar year thereafter, provide Tenant with a statement of the estimated monthly installments of Tenant’s Share of Operating Expenses and Taxes which will be due for the remainder of the calendar year in which the Commencement Date occurs or for the next ensuing calendar year, as the case may be. Landlord agrees to keep books and records showing the Operating Expenses in accordance with generally accepted accounting principles (as modified for industrial buildings in a manner comparable to other similar buildings in the commercial area where the Property is located) and practices consistently maintained on a year-to-year basis in compliance with such provisions of this Lease as may affect such accounts, and Landlord shall endeavor to deliver to Tenant within ninety (90) days after the close of each calendar year (including the calendar year in which this Lease terminates), a statement (“Landlord’s Statement”) as follows (but the failure of Landlord to deliver Landlord’s Statement within such time frame shall not affect Tenant’s liability for Tenant’s Share of Operating Expenses and Taxes): (1) confirming that the books and records covering the operation of the Property have been maintained in accordance with the requirements in this subsection (d); (2) showing the actual Operating Expenses for such calendar year; and (3) showing the actual Taxes for such calendar year. Upon reasonable prior written request given not later than sixty (60) days following the date Landlord’s Statement is delivered to Tenant, Landlord will provide Tenant detailed documentation to support Landlord’s Statement or provide Tenant with the opportunity to review such supporting information. If Tenant does not notify Landlord of any objection to Landlord’s Statement within ninety (90) days after delivery of Landlord’s Statement, Tenant shall be deemed to have accepted Landlord’s Statement as true and correct and shall be deemed to have waived any right to dispute the Operating Expenses and/or Taxes due pursuant to that Landlord’s Statement. Tenant acknowledges that Landlord is not required to maintain its records for the Property at the Property, and Tenant agrees that any review of records under this Section shall be at the sole expense of Tenant and shall be conducted by an accountant or other person experienced in accounting for income and expenses of industrial projects engaged solely by Tenant on terms which do not entail any compensation based or measured in any way upon any savings in Additional Rent or reduction in Operating Expenses achieved through the inspection process. Notwithstanding anything to the contrary contained herein, Tenant shall pay Tenant’s Share of Operating Expenses and/or Taxes within the time periods specified in this Lease whether or not Tenant has any objection thereto or is contesting Landlord’s Statement. Tenant acknowledges and agrees that any records reviewed under this Section constitute confidential information of Landlord, which shall not be disclosed to anyone other than the person performing the review, the employees and agents of Tenant who receive the results of the review (including its real estate and legal staff and consultants), and Tenant’s accounting employees. The disclosure of such information to any other person, whether or not caused by the conduct of Tenant, shall constitute a material breach of this Lease.

(e) Tenant shall pay to Landlord, together with its monthly payment of Base Rent as provided in Section 5 above, as Additional Rent hereunder, Landlord’s estimate of the monthly installment of Tenant’s Share of Operating Expenses and Taxes for the calendar year in question (assuming that 1/12th of Tenant’s annual obligation for the same is to be paid each month). At the end of any calendar year, if Tenant has paid to Landlord an amount in excess of Tenant’s Share of Operating Expenses and Taxes for such calendar year, Landlord shall reimburse to Tenant any such excess amount (or shall apply any such excess amount to any amount then owing to Landlord hereunder, and if none, to the next due installment or installments of Additional Rent due hereunder, at the option of Landlord). At the end of any calendar year if Tenant has paid to Landlord less than Tenant’s Share of Operating Expenses and Taxes for such calendar year, Tenant shall pay to Landlord any such deficiency within fifteen (15) days after Tenant receives Landlord’s Statement.

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(f) For the calendar year in which this Lease terminates and is not extended or renewed, the provisions of this Section shall apply, but Tenant’s Share for such calendar year shall be subject to a pro rata adjustment based upon the number of days prior to the expiration of the Term of this Lease. Tenant shall make monthly estimated payments of the pro rata portion of Tenant’s Share for such calendar year (in the manner provided above) and when the actual prorated Tenant’s Share for such calendar year in which the Lease terminates is determined, Landlord shall send Landlord’s Statement to Tenant for such year and if Landlord’s Statement reveals that Tenant’s estimated payments for the prorated Tenant’s Share for such calendar year exceeded the actual prorated Tenant’s Share for such calendar year, Landlord shall include a refund for that amount along with Landlord’s Statement (subject to offset in the event Tenant is in default hereunder). If Landlord’s Statement reveals that Tenant’s estimated payments for the prorated Tenant’s Share for such calendar year were less than the actual prorated Tenant’s Share for such calendar year, Tenant shall pay the shortfall to Landlord within fifteen (15) days after the date of receipt of Landlord’s Statement.

8. Late Charge. Other remedies for non-payment of Rent notwithstanding, if any monthly installment of Base Rent or Additional Rent is not received by Landlord within five (5) days after the date due, or if any payment due Landlord by Tenant which does not have a scheduled due date is not received by Landlord on or before the tenth (10th) day following the date Tenant was invoiced, a late charge of ten percent (10%) of such past due amount shall be immediately due and payable as Additional Rent hereunder. If any such delinquent amount remains outstanding five (5) days after the same was due, interest shall accrue on all such delinquent amounts, from the date past due until paid, at the lower of a rate of one and one-half (1-1/2%) percent per month or fraction thereof from the date such payment is due until paid (Annual Percentage Rate = 18%), or the highest rate permitted by applicable law.

9. Partial Payment. No payment by Tenant or acceptance by Landlord of an amount less than the Rent herein stipulated shall be deemed a waiver of any other Rent due. No partial payment or endorsement on any check or any letter accompanying such payment of Rent shall be deemed an accord and satisfaction, but Landlord may accept such payment without prejudice to Landlord’s right to collect the balance of any Rent due under the terms of this Lease or any late charge assessed against Tenant hereunder.

10. Use of Premises/Environmental Matters.

(a) Use. Tenant shall use and occupy the Premises solely for the purpose set forth in the Summary and for no other purpose. In no event shall Tenant perform any manufacturing at the Premises or use the Premises for any use which would render the Premises or Tenant’s use thereof as an industrial establishment under Environmental Laws (as defined below). The Premises shall not be used for any illegal purpose, nor in violation of any valid law, ordinance or regulation of any governmental body, nor in any manner to create any nuisance or trespass, nor in any manner which might void the insurance or increase the rate of insurance on the Premises or the Property nor in any manner inconsistent with the quality of the Property. Landlord shall, at Landlord’s expense, make application to the applicable governmental authority for the issuance of zoning or use approval (or local equivalent) (the “Use Approval”) for the Premises for the use set forth in the Summary. Notwithstanding anything set forth in this Lease to the contrary, if Landlord is unable to obtain the Use Approval, Tenant shall have no right to terminate this Lease. Tenant shall cooperate with Landlord in such application and shall provide Landlord and any applicable governmental authority with such information and documentation as may be requested to pursue such process. Notwithstanding the foregoing, Tenant acknowledges that Landlord has made no representations or warranties with respect to the suitability of the Premises for Tenant’s proposed use or whether applicable laws permit such use.

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(b) Environmental Matters.

(i) For purposes of this Lease:

“Contamination” means the contained or uncontained presence of or release, spillage, leakage, migration, disposal, burial, or placement of Hazardous Substances upon, within, below, or into any surface water, ground water, land surface, subsurface soil or strata, building, or improvement at any portion of the Property including the Land, the Premises and/or the Building.

“Environmental Laws” means (A) all federal, state and local codes, laws (including, without limitation, common law), ordinances, regulations, reporting or licensing requirements, rules, or statutes relating to pollution and/or safety and/or the protection of human health and/or the protection of the environment (including ambient air, surface water, ground water, land surface, or subsurface soil or strata), regardless of whether in existence on the date hereof or enacted thereafter, including, but not limited to, the Clean Water Act, 33 U.S.C. §§ 1251 to 1387; the Clean Air Act, 42 U.S.C. §§ 7401 to 7671q; the Resource, Conservation and Recovery Act, 42 U.S.C. §§ 6901 to 6992k; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§6901 to 6975; the Toxic Substance Control Act, 15 U.S.C. §§ 2601 to 2692; the Occupational Safety and Health Act, 29 U.S.C. § 651, et seq.; and the Emergency Planning and Community Right to Know Act of 1986 (EPCRA), 42 U.S.C.A. §11001, et seq., and (B) any rules, regulations, amendments, guidelines, directives, orders or the like adopted pursuant to or implementing the statutes, laws, codes and ordinances referenced in subsection (A).

“Hazardous Substances” means any chemical, waste, by-product, pollutant, contaminant, compound, product, substance, equipment or fixture defined as or deemed hazardous or toxic under any Environmental Law or otherwise regulated under any Environmental Law, including, without limitation, (A) gasoline, diesel fuel, fuel oil, motor oil, waste oil, and any other petroleum or petroleum hydrocarbon, including any additives or other by-products or constituents associated therewith, (B) pesticides and other agricultural chemicals, (C) asbestos and asbestos containing materials in any form, (D) polychlorinated biphenyls, (E) radioactive materials and radon, (F) mold and (G) urea formaldehyde foam insulation.

(ii) Tenant covenants that all its activities, and the activities of Tenant’s employees, agents, contractors, and any entity related to, affiliated with or acting on behalf of Tenant (collectively, the “Tenant Parties”), on the Premises and on the Property, during the Term will be conducted in compliance with all Environmental Laws. Tenant, at Tenant’s sole cost and expense, shall be responsible for obtaining all permits, licenses and/or approvals under Environmental Laws necessary for Tenant’s operation of its business on the Premises (“Environmental Permits”) and shall make all notifications and registrations required by any applicable Environmental Laws, and promptly provide copies to Landlord. Tenant, at Tenant’s sole cost and expense, shall at all times comply with the terms and conditions of all such Environmental Permits, notifications and registrations and with any other applicable Environmental Laws. Tenant covenants that it shall obtain all such Environmental Permits and make all such notifications and registrations required by any applicable Environmental Laws necessary for Tenant’s operation of its business on the Premises prior to the Commencement Date.

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(iii) Tenant shall not cause or permit any Hazardous Substances to be brought upon, kept or used in or about the Premises or any other portion of the Property without the prior written consent of Landlord, which consent may be granted or withheld by Landlord in its sole discretion; provided, however, that the consent of Landlord shall not be required for the use at the Premises of cleaning supplies, toner for photocopying machines and other similar materials, in containers and quantities reasonably necessary for and consistent with normal and ordinary use by Tenant in the routine operation or maintenance of Tenant’s office equipment or in the routine janitorial service, cleaning and maintenance for the Premises, provided such Hazardous Substances are used in compliance with applicable Environmental Laws.

(iv) Regardless of any consents granted by Landlord pursuant to Section 10(b)(iii), Tenant shall under no circumstances whatsoever cause or permit any Contamination by Tenant or the Tenant Parties. If such Contamination by Tenant or any of the Tenant Parties shall occur, Tenant shall promptly at its expense (A) contain and control, investigate, and clean up, remove, or remedy such Contamination and take any and all other actions required under applicable Environmental Laws, (B) restore the Premises and the Property to the condition existing prior to the Contamination, and (C) notify and keep Landlord reasonably informed of such containment, control, investigation, cleanup, removal, remediation and restoration activities. All such activities shall be conducted by Tenant or the Tenant Parties in accordance with any and all Environmental Laws and other applicable federal, state and local laws and regulations. Landlord shall have the right, but not the obligation, after providing Tenant with notice and a reasonable opportunity to cure, to enter onto the Premises or to take such other actions as Landlord deems necessary or advisable so to contain, control, investigate, clean up, remove, remediate, restore, resolve or minimize the impact of, or otherwise deal with, any such Contamination. All costs and expenses incurred by Landlord in the exercise of any such rights shall be payable by Tenant upon demand as Additional Rent.

(v) Regardless of any consents granted by Landlord pursuant to Section 10(b)(iii), Tenant shall under no circumstances whatsoever cause or permit (A) any activity on the Premises or on any other portion of the Property which would cause the Premises or any other portion of the Property to become subject to regulation as a hazardous waste treatment, storage or disposal facility under the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§6901 et seq. (“RCRA”) or the regulations promulgated thereunder, (B) any activity on the Premises or on any other portion of the Property which would cause the Premises or any other portion of the Property to qualify as a Major Facility under the Spill Compensation and Control Act the “Spill Act”), N.J.S.A. 58:10-23.11a et seq., or the regulations promulgated thereunder, now in existence and as may be amended from time to time, (C) any activity on the Premises or the Property which would cause the Premises or any other portion of the Property to become subject to any lien imposed under or as a result of any Environmental Law, (D) the discharge of Hazardous Substances into the storm sewer or sanitary sewer system serving the Property, (E) the installation of any underground tank, oil/water separator, sump pump, or underground piping on or under the Premises or any other portion of the Property, except in accordance with Section 10(b)(vii), or (F) any activity on the Premises or the Property which would cause the Premises or any other portion of the Property to be considered an “Industrial Establishment” as that term is defined under the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6, et seq. (“ISRA”).

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(vi) Landlord shall also have the right prior to the expiration of the Term of this Lease to require Tenant to cause a qualified environmental consultant to perform, at Tenant’s sole cost and expense, a Preliminary Assessment of the Premises satisfactory to Landlord in its reasonable discretion. Should Tenant fail to undertake and seek diligently to perform said environmental audit within thirty (30) days of Landlord’s request, Landlord shall have the right, but not the obligation, to retain a qualified environmental consultant to perform such environmental audit. All costs and expenses incurred by Landlord in the exercise of such rights shall be payable by Tenant upon demand as Additional Rent.

(vii) Tenant shall obtain the prior written approval of Landlord, which may be withheld in Landlord’s sole discretion, for the installation of any storage tank, whether above or underground, at the Premises and will comply with all applicable laws as to its design, installation, operation and closure. Upon termination of this Lease, Landlord shall have the option of requiring that Tenant, at Tenant’s sole cost and expense, perform tests relating to and/or remove any tank installed by Tenant and associated contaminated material, in which case Tenant shall promptly provide Landlord with copies of any required closure report and no further action letter. Tenant’s obligations under this subsection shall survive expiration or sooner termination of this Lease.

(viii) If Tenant’s use of any portion of the Premises is for any purpose that results in the requirement to obtain an approval of any kind by any governmental agency administering any Environmental Laws (A) in order to: (aa) change the form or substance of part or all of the ownership of the Premises or the assets thereon by any means or under any circumstances, or (bb) transfer the ownership of part or all of the Premises or the assets thereon by any means or under any circumstances, or (B) due to: (xx) cessation of part or all of the operations on the Premises for any reason, or (yy) a change in the operations on the Premises to a use that does not require such approval, Tenant shall, in compliance with all applicable requirements, and, if relevant, prior to the expiration or termination of this Lease or prior to assigning or transferring an interest in the Premises, at Tenant’s sole cost and expense apply for and obtain for Landlord the required approval and perform all remedial actions and any other obligations, including but not limited to establishing a remediation funding source, necessitated in whole or part by Tenant’s activities at the Premises. Tenant and Landlord shall cooperate as necessary to prepare any such application and represent and warrant that any such application made pursuant to this subsection shall be true and complete to the best knowledge, information and belief of each. If such a governmental approval requirement exists, but Tenant believes that its operations or planned transaction is not subject to such requirement, Tenant, at its sole cost and expense, shall obtain for Landlord a statement from the applicable governmental agency that the Premises is not subject to such requirement. Tenant’s obligations under this subsection shall survive expiration or sooner termination of this Lease.

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(ix) Tenant agrees that any contracts or agreements of any kind entered into or renewed by Tenant after the date of this Lease, for the occupancy of or the performance of activities on the Premises will contain the same limitations on the activities of such other contracting party as are placed on Tenant by this Section 10(b).

(x) Tenant agrees to permit Landlord and its authorized representatives to enter, inspect and assess the Premises at reasonable times for the purpose of determining Tenant’s compliance with the provisions of this Section 10(b). Such inspections and assessments may include obtaining samples and performing tests of soil, surface water, groundwater or other media at Landlord’s expense, unless Landlord has a reasonable basis to believe that there has been a violation of Environmental Laws by Tenant at the Premises or Property or any release, spillage or leakage of Hazardous Substances at the Premises, in which case such shall be at Tenant’s expense.

(xi) Tenant shall not use the Premises for any activity or use identified in N.J.A.C. 7:26B, Appendix C, as such may be amended from time to time. Tenant represents and warrants to Landlord that Tenant’s use of the Premises is classified under the North American Industry Classification System (NAICS) as code 423990.

(xii) Tenant shall and hereby does indemnify Landlord and hold Landlord harmless from and against any and all expense, loss, and liability suffered by Landlord by reason of the storage, generation, release, spillage, leakage, migration, burial, placement, handling, treatment, transportation, disposal, or arrangement for transportation or disposal, of any Hazardous Substances (whether accidental, intentional, or negligent) by Tenant or any of the Tenant Parties or by reason of Tenant’s breach of any of the provisions of this Section 10. Such expenses, losses and liabilities shall include, without limitation, those that Landlord may incur (A) to comply with any Environmental Laws, (B) in studying, removing, disposing, remedying or otherwise addressing any Hazardous Substances and Contamination at, on, under, or from the Premises or any other portion of the Property, or restoring the Premises and the Property to its prior condition, (C) with respect to fines, penalties or other sanctions assessed upon Landlord, (D) with respect to legal and professional fees and costs incurred by Landlord in connection with the foregoing, and (E) with respect to any damages for bodily injury or property damage. The indemnity contained herein shall survive the expiration or earlier termination of this Lease. Tenant’s obligations under this subsection shall survive expiration or sooner termination of this Lease.

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11. Compliance with Laws. Tenant shall comply with all federal, state, and municipal laws, ordinances and regulations (including, without limitation, the Americans with Disabilities Act) applicable to Tenant, Tenant’s business and Tenant’s use of the Premises. Tenant and Landlord agree to comply with all mandatory and voluntary energy, water or other conservation controls or requirements applicable to industrial buildings issued by the federal, state, county, municipal or other applicable governments, or any public utility or insurance carrier including, without limitation, controls on the permitted range of temperature settings in office buildings or requirements necessitating curtailment of the volume of energy consumption or the hours of operation of the Building. Any terms or conditions of this Lease that conflict or interfere with compliance by Landlord with such controls or requirements shall be suspended for the duration of such controls or requirements. It is further agreed that compliance with such controls or requirements shall not be considered an eviction, actual or constructive, of Tenant from the Premises and shall not entitle Tenant to terminate this Lease or to an abatement or reduction of any rent payable hereunder.

12. Waste Disposal.

(a) Tenant shall be responsible for the removal and disposal of all normal trash and waste (i.e., waste that does not require special handling pursuant to subsection 12(b)) and such shall be deposited in dumpsters located in areas designated therefor by Landlord and arranged for by Tenant at Tenant’s cost.

(b) Tenant shall be responsible for the removal and disposal of any waste deemed by any governmental authority having jurisdiction to be hazardous or infectious or requiring special handling, such removal and disposal to be in accordance with any and all applicable governmental rules, regulations, codes, orders or requirements. Tenant agrees to separate and mark appropriately all hazardous, infectious or special waste to be removed and disposed of by Tenant pursuant to this subsection (b) and identify itself as the generator of that waste. Tenant hereby indemnifies and holds harmless Landlord from and against any loss, claims, demands, damage or injury Landlord may suffer or sustain as a result of Tenant’s failure to comply with the provisions of this subsection (b), which indemnity shall survive the expiration or sooner termination of this Lease.

13. Rules and Regulations. The rules and regulations currently in effect, a copy of which is attached hereto as Exhibit “D” and all reasonable rules and regulations and modifications thereto which Landlord may hereafter from time to time adopt and promulgate after notice thereof to Tenant (collectively, the “Rules and Regulations”), for the government and management of the Property, are hereby made a part of this Lease and shall during the Term be observed and performed by Tenant, its agents, employees and invitees.

14. Utilities. Tenant will promptly pay, directly to the appropriate supplier, the cost of all natural gas, heat, cooling, energy, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Premises, together with any related installation or connection charges or deposits incurred during the Term. Landlord shall deliver the Premises to Tenant separately-metered with respect to utilities. Any meter so installed may, at Landlord’s option, be a “smart meter”. Tenant shall pay for the consumption shown on the meter plus any fee applicable to reading the meter, either directly to the third-party utility provider in the case of a direct meter or to Landlord in the case of a submeter or check meter, and Tenant shall report to Landlord Tenant’s usage as measured by the meter. Tenant shall be required to submit to Landlord electricity and water consumption data in a format deemed reasonably acceptable by Landlord within thirty (30) days written request by Landlord. Landlord reserves the right to participate in wholesale energy purchase programs and to provide energy to the Property through such programs so long as the cost to Tenant is competitive.

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15. Signs. Tenant shall not paint or place any signs, placards, or other advertisements of any character upon the Common Areas or on the outside walls or roof of the Building except with the prior written consent of Landlord, which consent may be withheld by Landlord in its sole discretion. Tenant may install dock position numbers on the docks. Tenant may, at Tenant’s cost, place its name on the existing monument signage located at the Premises, provided, Tenant’s name shall be in the same font and size of the other tenants named thereon.

16. Security Deposit.

(a) Upon execution of this Lease, Tenant shall deposit with Landlord and through the Term shall keep on deposit with Landlord, either (i) an irrevocable Letter of Credit (the "Letter of Credit") in the amount of Six Hundred Forty Thousand Seven Hundred Ninety-Four and 00/100 Dollars ($640,794.00) (the “Security Amount”) or (ii) a cash security deposit in the amount of the Security Amount (the “Cash Security Deposit”), in either case as security for the payment by Tenant of the Rent and all other charges or payment to be paid hereunder and the performance of the covenants and obligations contained herein. The term “Security Deposit” as used herein shall mean either the Letter of Credit or the Cash Security Deposit, whichever deposited by Tenant to Landlord. Tenant may elect to initially deposit the Cash Security Deposit and replace the same with a Letter of Credit. If Tenant so elects to replace a Cash Security Deposit with a Letter of Credit, Landlord shall promptly return to Tenant the Cash Security Deposit so held by Landlord after receipt of the Letter of Credit in form required hereunder.

(b) If at any time Tenant shall be in default under any of the provisions of this Lease, Landlord shall be entitled, at its sole discretion, to draw on the Letter of Credit or apply the Cash Security Deposit, as applicable, in the amount necessary, in payment of (i) any Rent or other charge for the payment of which Tenant shall be in default, (ii) any expense incurred by Landlord related to any default of Tenant beyond the applicable notice and cure period set forth in Section 31, and/or (iii) any other sums due to Landlord to which Landlord is entitled pursuant to the terms of this Lease. If any portion of the Security Deposit is used, applied or retained by Landlord for any purpose set forth above, Tenant shall, within ten (10) days after demand therefor is made by Landlord, restore the Letter of Credit or the Cash Security Deposit, as applicable, to its original amount. The Security Deposit, or as much thereof as has not been utilized for such purposes, shall be returned to Tenant within ninety (90) days following the expiration of this Lease and proper surrender of the Premises to Landlord. Notwithstanding the above provisions of this Section 16, if any claims of Landlord exceed the Security Deposit Amount, Tenant shall remain liable for the balance of such claims.

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(c) Landlord may transfer the Security Deposit to the purchaser (or other transferee) of Landlord's interest in the Premises in the event such interest is sold (or transferred), and, in such instance, Landlord named herein shall be discharged from any further liability with respect to the Security Deposit and Tenant shall look to Landlord's successor for the return of the Security Deposit.

(d) If Tenant elects to deposit the Security Deposit as a Letter of Credit, then the required Letter of Credit shall be in the form of an Irrevocable Standby Letter of Credit in favor of Landlord as outlined hereinabove. Under any circumstances under which Landlord is entitled the use of all or a part of the Letter of Credit, then, Landlord, in addition to all other rights and remedies provided under the Lease, shall have the right to draw down such permitted amount of the Letter of Credit and retain the proceeds. The following terms and conditions shall govern the Letter of Credit:

(i) The Letter of Credit shall be in favor of Landlord, shall be issued by a commercial bank reasonably acceptable to Landlord having a Standard & Poors rating of "A" or better, shall comply with all of the terms and conditions of this Section 16, shall be transferrable to a purchaser or other transferee of Landlord’s interest in the Premises without charge, and shall otherwise be in form reasonably acceptable to Landlord. The initial Letter of Credit shall have an expiration date not earlier than twelve (12) months after the Commencement Date. A draft of the form of Letter of Credit must be submitted to Landlord for its approval prior to issuance.

(ii) The Letter of Credit or any replacement Letter of Credit shall be irrevocable for the term thereof and, shall automatically renew on a year-to-year basis until a period ending not earlier than three (3) months after the then-scheduled expiration date of the Lease (the "End Date") without any action whatsoever on the part of Landlord; provided that the issuing bank shall have the right not to renew the Letter of Credit by giving written notice to Landlord not less than sixty (60) days prior to the expiration of the then-current term of the Letter of Credit that it does not intend to renew the Letter of Credit. Tenant understands that the election by the issuing bank not to renew the Letter of Credit shall not, in any event, diminish the obligation of Tenant to maintain such an irrevocable Letter of Credit in favor of Landlord through such date.

(iii) Landlord, or its then managing agent, shall have the right from time to time to make one or more draws on the Letter of Credit at any time that a default has occurred and is continuing. The Letter of Credit must state that it can be present for payment at the office of the issuer or an approved correspondent in the New York, New York area and may also be presented for payment via facsimile. Funds may be drawn down on the Letter of Credit upon presentation to the issuing or corresponding bank of Landlord's (or Landlord's then managing agent's) certificate stating as follows:

"Beneficiary is entitled to draw on this credit pursuant to that certain Lease with a Date of Execution as of ___________, 2025 between PPF Industrial Three Montgomery, LLC, a New Jersey limited liability company, as Landlord, and Farmmi USA, Inc., as Tenant, as amended from time to time."

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(iv) It is understood that if Landlord or its managing agent be a corporation, a partnership or other entity, then such statement shall be signed by an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity).

(v) Tenant acknowledges and agrees (and the Letter of Credit shall so state) that the Letter of Credit shall be honored by the issuing bank without inquiry as to the truth of the statements set forth in such draw request and regardless of whether the Tenant disputes the contents of such statement.

(vi) Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than the End Date, or the issuing bank notifies Landlord that it will not renew the Letter of Credit, Landlord shall accept a renewal thereof or substitute letter of credit from the issuing bank or another commercial bank meeting the requirements of this Section 16 (such renewal or substitute Letter of Credit to be in effect not later than thirty (30) days prior to the expiration of the expiring Letter of Credit), irrevocable and automatically renewable as above provided to ninety (90) days after the End Date upon the same terms as the expiring Letter of Credit or upon such other terms as may be acceptable to Landlord. However, if (i) the Letter of Credit is not timely renewed, or (ii) a substitute Letter of Credit, complying with all of the terms and conditions of this Section is not received at least thirty (30) days prior to the expiration of the expiring Letter of Credit, then Landlord may present the expiring Letter of Credit to the issuing bank, and the entire sum so obtained shall be paid to Landlord, to be held by Landlord until Tenant would otherwise be entitled to the return of the Letter of Credit, and to be retained by Landlord as security for the payment by Tenant of the Rent and all other charges or payments to be paid hereunder and the performance of the covenants and obligations contained herein (and Landlord shall have the right, from time to time, to apply the same in payment of the amounts referenced in Section 16(b) above).

(e) Provided no default by Tenant has occurred and is continuing, nor any event that with the giving of notice or passage of time would constitute a default by Tenant then exists, on the first day of the third (3rd) Lease Year, (the “LOC Reduction Date”) the Security Deposit Amount required to be maintained by Tenant hereunder shall be reduced to Four Hundred Fifty-Five Thousand, Four Hundred Fourteen and 96/100 Dollars ($455,414.96). If Tenant has deposited a Letter of Credit, then any reduction in the Letter of Credit Amount shall be accomplished by Tenant providing Landlord with a substitute Letter of Credit in the reduced amount (in the same form as the existing Letter of Credit) or an amendment (reasonably acceptable to Landlord) to the existing Letter of Credit reflecting the reduced amount. Any reduction of the amount of the Letter of Credit by Tenant without the right to do so hereunder shall be a default, and if Tenant fails to cure such default within ten (10) days following a written default notice with respect thereto to Tenant from Landlord, Landlord shall have the right, in addition to all other rights and remedies permitted under the Lease, to draw the entire Letter of Credit and hold the same as a cash security deposit and apply the same as permitted herein. If Tenant has deposited with Landlord a Cash Security Deposit, then provided Tenant is entitled to a reduction of the Security Deposit Amount as set forth herein, Landlord shall return to Tenant from the Security Deposit the amount then held by Landlord in excess of the new required Security Deposit Amount.

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17. Force Majeure. In the event of a strike, lockout, labor trouble, civil commotion, an act of God, inability to obtain governmental permits (despite Landlord’s commercially reasonable efforts), adverse weather conditions, shortage of labor or material, or any other event beyond Landlord’s control, whether similar or dissimilar to the foregoing examples (a “force majeure event”), which results in Landlord being unable to timely perform its obligations hereunder, Landlord shall not be in breach hereunder and any relevant time period for Landlord’s performance shall be extended on a day-for-day basis to account for such delay.

18. Repairs By Landlord. Tenant, by taking possession of any portion of the Premises, shall accept and shall be held to have accepted such portion of the Premises as suitable for the use intended by this Lease. In no event shall Tenant be entitled to compensation or any other damages or any other remedy against Landlord in the event the Premises are not deemed suitable for Tenant’s use. Landlord shall not be required to make any repairs or improvements to the Premises or the Property except as otherwise specifically set forth in this Lease. Except for damage caused by casualty and condemnation (which shall be governed by Sections 22 and 23 below), and subject to normal wear and tear, Landlord shall maintain (and the cost of same shall be an Operating Expense (except to the extent that the cost of such is expressly prohibited from being included as an Operating Expense under Section 7(b) of this Lease)) in good repair the structural components of the Building; the roof (including the roof membrane, flashing, gutters (if any) and downspouts (if any)); the exterior walls, footings and foundations of the Building; the floor slabs and columns of the Building; the Fire Safety System (as hereinafter defined); and the electrical, lighting, mechanical, plumbing and HVAC systems, facilities, fixtures and components serving more than just the Premises; provided, however, if Landlord is required to make repairs or replacement to any of the foregoing or any other portion of the Property by reason of the act or omission of Tenant, its employees, agents, contractors, customers or invitees, Tenant agrees to pay Landlord upon demand 100% of the reasonable cost for making such repairs or replacements, as Additional Rent, regardless of whether Landlord would otherwise be prohibited from including the same as an Operating Expense under Section 7(b) of this Lease. Landlord shall also be responsible for maintaining and repairing the Common Areas, including all grounds, drives, parking areas and safety barriers, the cost of which shall be an Operating Expense (except to the extent that the cost of such is expressly prohibited from being included as an Operating Expense under Section 7(b) of this Lease), except as provided in Section 19(b) below. As used herein, “Fire Safety System” means the sprinkler system and fire pump, but not the fire extinguishers and emergency signage. In addition, Landlord shall be responsible for any upgrades required to the Fire Safety System as a result of any change in applicable laws, except to the extent such upgrades are required because of the materials or products stored by Tenant in the Premises.

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19. Repairs By Tenant.

(a) Tenant shall, at its own cost and expense, clean and maintain the interior of the Premises in good working order, condition and repair, making all necessary repairs and replacements, including but not limited to: lighting, partitions, doors, fixtures, plate glass, the Building’s mechanical, electrical and plumbing systems, the heating, ventilating and air conditioning systems on or within the Premises and serving only the Premises and signs installed by Tenant. If Tenant fails to make such repairs or replacements promptly, Landlord may, at its option, upon prior reasonable written notice to Tenant (except in an emergency) make the required repairs and replacements and the costs of such repairs and/or replacements shall be charged to Tenant as Additional Rent and shall become due and payable by Tenant with the monthly installment of Base Rent next due hereunder. Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for serving all hot water, heating and air conditioning systems and equipment within the Premises. The maintenance contractor and the contract must be approved in writing by Landlord in advance. The service contract shall include all services recommended by the equipment manufacturer within the operation/maintenance manual and shall become effective (and a copy thereof delivered to Landlord) within thirty (30) days following the Commencement Date. Tenant shall promptly deliver to Landlord copies of quarterly service reports (the “Service Reports”) for the required scheduled maintenance for the hot water, heating and air conditioning systems within the Premises. Tenant shall additionally repair any damage to the Premises caused by any act or omission of Tenant, its employees, agents, contractors, customers, invitees and licensees (including, but not limited to, any repairs or replacements necessitated by (i) the construction or installation of trade fixtures or other improvements to the Premises and (ii) the moving of any property into or out of the Premises.

(b) Tenant shall have the right, upon at least one hundred eighty (180) days’ advance notice to Landlord, to elect to provide snow and ice removal at the Premises. If Tenant elects to provide such snow and ice removal, then effective as of the date set forth in Tenant’s notice (which date shall be at least one hundred eighty (180) days after the date of such notice) (i) Tenant shall cause snow and ice to be removed from the sidewalks, parking lots, loading areas and driveways of the Premises within a reasonable period of time after the accumulation thereof, (ii) Landlord shall no longer be obligated to provide snow and ice removal for the Premises and Landlord’s Operating Expenses shall not include the cost of snow and ice removal (other than any costs and expenses incurred prior to the date on which Tenant assumes responsibility to provide such services). Supplementing the foregoing, if Tenant exercises its rights pursuant to this Section 19(b), Tenant shall perform such snow and ice removal and landscape maintenance in the same manner provided by owners of first class buildings similar to the Building in Mercer County, New Jersey

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20. Alterations and Improvements. Tenant shall not make or allow to be made any alterations, additions or improvements in or to the Premises without first obtaining in writing Landlord’s written consent for such alterations or additions, which consent may be granted or withheld in Landlord’s sole discretion if the alterations will affect the Building structure or systems or will be visible from outside the Premises, but which consent shall not be unreasonably withheld if the alterations, additions or improvements will not affect the Building structure or systems, will not be visible from outside the Premises and will cost less than Five Thousand and 00/100 Dollars ($5,000.00) in the aggregate. Upon Landlord’s request, Tenant shall deliver to Landlord plans and specifications for any proposed alterations, additions or improvements, Tenant shall reimburse Landlord for Landlord’s reasonable cost to review such plans. Any alterations, physical additions or improvements shall at once become the property of Landlord; provided, however, that Landlord, at its option, may require Tenant to remove any alterations, additions or improvements upon the expiration or earlier termination of the Lease in order to restore the Premises to the condition existing prior to the performance of the same. All costs of any such alterations, additions or improvements shall be borne by Tenant. All alterations, additions or improvements shall be made in a good, first class, workmanlike manner, free of liens and in a manner that does not disturb other tenants of the Property and Tenant must maintain the builder’s risk insurance specified in Section 25(a)(v) throughout the construction. Tenant does hereby indemnify and hold Landlord harmless from and against all claims for damages or death of persons or damage or destruction of property arising out of the performance of any such alterations, additions or improvements made by or on behalf of Tenant, which indemnity shall survive the expiration or sooner termination of this Lease. Under no circumstances shall Landlord be required to pay, during the Term of this Lease and any extensions or renewals hereof, any ad valorem or property tax on such alterations, additions or improvements, Tenant hereby covenanting to pay all such taxes when they become due. In the event any alterations, additions, improvements or repairs are to be performed by contractors or workmen other than Landlord’s contractors or workmen, any such contractors or workmen must first be approved, in writing, by Landlord (which approval shall not be unreasonably withheld).

21. Liens. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord or Tenant in the Premises or to charge the Rent payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any alteration, addition, improvement, replacement or repair. Tenant shall pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed by or on behalf of Tenant at the Premises. Tenant shall discharge of record by payment, bonding or otherwise any lien filed against the Premises or the Property on account of any labor performed or materials furnished in connection with any work performed by or on behalf of Tenant at the Premises immediately upon the filing of any claim of lien. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all liability, loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of Landlord in the Premises or the Property or this Lease arising from the act or agreement of Tenant, which indemnity shall survive the expiration or sooner termination of this Lease. Tenant agrees to give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises or the Property. Landlord shall have the right, at Landlord’s option and after notice to Tenant, of paying and discharging the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and applicable late charge, shall be Additional Rent immediately due and payable by Tenant upon rendition of a bill therefor.

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22. Destruction or Damage.

(a) If the Premises is totally destroyed by storm, fire, earthquake, or other casualty, or damaged to the extent that, in Landlord’s reasonable opinion, the damage cannot be restored within one hundred eighty (180) days of the date Landlord provides Tenant written notice of Landlord’s reasonable estimate of the time necessary to restore the damage, or if the damage is not covered by Landlord’s property insurance, or if Landlord’s lender requires that the insurance proceeds be applied to its loan, Landlord shall have the right to terminate this Lease effective as of the date of such destruction or damage, and Rent shall be accounted for as between Landlord and Tenant as of such date, by written notice delivered to Tenant on or before thirty (30) days following Landlord’s notice described in the next sentence. Landlord shall provide Tenant with written notice no later than sixty (60) days following the date of such damage of the estimated time needed to restore, whether the loss is covered by Landlord’s insurance coverage and whether or not Landlord’s lender requires the insurance proceeds be applied to its loan.

(b) If the Premises is damaged by any such casualty or casualties but Landlord is not entitled to or does not terminate this Lease as provided in subsection (a) above, this Lease shall remain in full force and effect, Landlord shall notify Tenant in writing no later than sixty (60) days after the date of such damage that such damage will be restored (and will include Landlord’s good faith estimate of the date the restoration will be complete), in which case Rent shall abate as to any portion of the Premises which is not usable for the period of such untenantability, and Landlord shall promptly commence to diligently restore the Premises to substantially the same condition as before such damage occurred as soon as practicable. Full Rent shall recommence on the date that Landlord delivers possession of the restored Premises to Tenant. In the event that Landlord estimates that the Premises cannot be restored to substantially the same condition as before such damage within one hundred eighty (180) days from the date of its notice to Tenant, Tenant may, upon written notice to Landlord within thirty (30) days of Landlord’s notice, terminate this Lease effective as of the date of such written notice, and Rent shall be accounted for as between Landlord and Tenant as of such date.

(c) If such damage occurs within the last twelve (12) months of the Term and in Landlord’s reasonable opinion, the damage cannot be restored by the end of the Term or 60 days after the casualty, whichever occurs earlier, either party shall have the right, upon delivery of written notice to the other party within thirty (30) days following such damage, to cancel and terminate this Lease as of the date of such damage and Rent shall be accounted for as between Landlord and Tenant as of such date, provided, however, that Tenant may not elect to terminate this Lease if such damage was caused by the act of Tenant, its agents, servants, employees or invitees. If prior to any such election to terminate Tenant has elected to extend the Term pursuant to the provisions of this Lease and such election may not then according to its terms be rescinded or terminated, then, for purposes of this Section 22, the Term shall be deemed to expire on the expiration date of the Extension Term.

(d) Tenant agrees that Landlord’s obligation to restore, and the abatement of Rent provided herein, or Tenant’s right to terminate as above set forth in this Section 22, shall be Tenant’s sole recourse in the event of any casualty damage, and Tenant waives any other rights Tenant may have under any applicable law to terminate this Lease by reason of damage to the Premises or Property.

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23. Eminent Domain. If all of the Premises shall be condemned or taken, then in such event, this Lease shall automatically terminate upon and the Term hereby granted shall cease from the time when possession thereof is taken by the condemning authority, and Rent shall be accounted for as between Landlord and Tenant as of such date. If twenty percent (20%) or more of the rentable area of the Premises shall be so taken, Tenant may cancel and terminate this Lease effective as of the date possession of such portion condemned shall be taken by such condemning authority, provided that such option to cancel is exercised within twenty (20) days after the receipt of notice by Tenant of such condemnation. If this Lease is not terminated pursuant to one of the preceding two (2) sentences, this Lease shall continue in full force and effect and (1) Landlord shall promptly restore the Premises to substantially its condition immediately prior to the taking, to the extent such restoration is reasonably and financially practicable in Landlord’s sole discretion (and to the extent that such restoration is not reasonably and financially practicable in Landlord’s sole discretion, Landlord may terminate this Lease); (2) all Rent shall proportionately abate during such restoration for the period and to the extent that Tenant shall be unable to use the Premises; and (3) from and after any such restoration all Rent shall be reduced in the proportion which the area of the Premises taken shall bear to the entire area of the Premises immediately prior to such taking. Tenant shall have no right or claim to any part of any award made to or received by Landlord for such condemnation or taking, and all awards for such condemnation or taking shall be made solely to Landlord, provided however that Tenant shall have the right to pursue any separate award for loss of its equipment and trade fixtures and for moving expenses so long as such action does not reduce the award to which Landlord is entitled.

24. Damage or Theft of Personal Property. All personal property brought into the Premises shall be at the risk of Tenant only and Landlord shall not be liable for theft thereof or any damage thereto occasioned by any acts of co-tenants, or other occupants of any portion of the Property, or any other person, except, with respect to damage to the Premises as may be occasioned by the grossly negligent or willful misconduct of Landlord, its employees and agents (but subject to the insurance and waiver of subrogation provisions set forth in Section 25 below).

25. Insurance; Waivers.

(a) Tenant covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

(i) Commercial General Liability Insurance written on an occurrence basis, covering the Premises and all operations of Tenant in or about the Premises and the Common Areas against claims for bodily injury, property damage and product liability and to include contractual liability coverage insuring Tenant’s indemnification obligations under this Lease, to be in limits of not less than $1,000,000 each occurrence for bodily injury and property damage, $2,000,000 for products/completed operations aggregate, $2,000,000 for personal injury, and to have general aggregate limits of not less than $2,000,000 (per location) and Umbrella Liability Insurance in an amount not less than $5,000,000 per occurrence and in the aggregate for each policy year. The general aggregate limits under the Commercial General Liability insurance policy or policies shall apply separately to the Premises and to Tenant’s use thereof (and not to any other location or use of Tenant) and such policy shall contain an endorsement to that effect. The certificate of insurance evidencing the Commercial General Liability form of policy shall specify all endorsements required herein and shall specify on the face thereof that the limits of such policy apply separately to the Premises.

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(ii) Insurance covering all of the items included in Tenant’s leasehold improvements, heating, ventilating and air conditioning equipment maintained by Tenant, trade fixtures, merchandise and personal property from time to time in, on or upon the Premises, and alterations, additions, improvements or changes made by Tenant pursuant to Section 20, in an amount not less than one hundred percent (100%) of their full replacement value from time to time during the Term, providing protection against perils included within the standard form of “all-risks” fire and casualty insurance policy including terrorism. Any policy proceeds from such insurance shall be held in trust by Tenant’s insurance company for the repair, construction and restoration or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions of Section 22 of this Lease.

(iii) Workers’ Compensation and Employer’s Liability Insurance affording statutory coverage and containing minimum statutory limits and the Employer’s Liability portion thereof having a minimum limit of $1,000,000.00 per accident, disease and in the aggregate, if Tenant has employees, and Tenant shall require any contractors whose employees are working at the Premises to maintain such insurance.

(iv) Business Interruption Insurance to be written on an actual loss sustained basis (as defined in the standard form of business interruption insurance policy).

(v) During any period in which any substantial repairs or any alterations, additions and/or improvements are being undertaken, builder’s risk insurance covering the total completed value including any “soft costs” (on a completed value, non-reporting basis), replacement cost of work performed and equipment, supplies and materials furnished in connection with such construction or repair, together with such “soft cost” endorsements and such other endorsements as Landlord may reasonably require.

(vi) Business Automobile Liability Policy with a limit per accident of not less than $1,000,000 combined single limit for bodily injury and property damage.

(vii) Such other insurance (or other terms with respect to any insurance required pursuant to this Section 25, including without limitation amounts of coverage, deductibles, form of mortgagee clause) on or in connection with the Premises as Landlord any Landlord lender may reasonably require, which at the time is usual and commonly obtained in connection with properties similar in type, use and location to the Premises.

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(b) All policies of insurance specified in Section 25(a) above shall be issued in form acceptable to Landlord by insurance companies with a rating and financial size of not less than A IX in the most current available “Best’s Insurance Reports” (the “Rating Requirements”), and licensed to do business in the state in which the Premises is located. Each and every such policy:

(i) shall name Landlord and its subsidiaries, affiliates, managers, members, partners, agents, employees, directors, officers, lenders, successors and assigns as an additional insured (as well as any mortgagee of Landlord and any other party reasonably designated by Landlord), except with respect to the insurance described in Section 25(a)(iii) above;

(ii) shall (and a certificate thereof shall be delivered to Landlord at or prior to the execution of this Lease) be delivered to each of Landlord and any such other parties in interest prior to delivery of possession of the Premises to Tenant and thereafter upon inception (or renewal) of each new policy, and as often as any such policy shall expire or terminate. Renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent;

(iii) shall contain a provision that the insurer will give to Landlord and such other parties in interest at least thirty (30) days’ notice in writing (and ten days in the case of non-payment) in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance; and

(iv) shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry.

(c) Any insurance provided for in Section 25(a) may be maintained by means of a policy or policies of blanket insurance, covering additional items or locations or insureds, provided, however, that:

(i) Landlord and any other parties in interest from time to time designated by Landlord to Tenant shall be named as an additional insured thereunder as its interest may appear;

(ii) The coverage afforded Landlord and any such other parties in interest will not be reduced or diminished by reason of the use of such blanket policy of insurance; and

(iii) The requirements set forth in this Section 25 are otherwise satisfied.

(d) During the Term hereof, Landlord shall, in a manner similar to other comparable industrial buildings in the market area where the Property is located, keep in effect (i) commercial property insurance on the Building, its fixtures and equipment, and rent loss insurance for a period and amount of not less than one (1) year of rent, and (ii) a policy or policies of commercial general liability insurance insuring against liability arising out of the risks of death, bodily injury, property damage and personal injury liability with respect to the Common Areas of the Property.

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(e) Notwithstanding anything to the contrary set forth hereinabove, Landlord and Tenant do hereby waive any and all claims against one another for damage to or destruction of real or personal property to the extent such damage or destruction can be covered by “all risks” property insurance of the type described in Section 25(a)(ii) and Section 25(d)(i) above. Each party shall also be responsible for the payment of any deductible amounts required to be paid under the applicable “all risks” fire and casualty insurance carried by the party whose property is damaged. These waivers shall apply if the damage would have been covered by a customary “all risks” insurance policy, even if the party fails to obtain such coverage. The intent of this provision is that each party shall look solely to its insurance with respect to property damage or destruction which can be covered by insurance of the type described in Section 25(a)(ii) and Section 25(d)(i). Each such policy shall include a waiver of all rights of subrogation by the insurance carrier against the other party, its agents and employees with respect to property damage covered by the applicable “all risks” fire and casualty insurance policy.

26. Indemnity. Tenant does hereby agree to indemnify, defend and save harmless Landlord, its agents, employees, directors, affiliates, partners, members and shareholders (collectively, the “Indemnified Parties”) from and against any and all claims, loss, cost or damage arising by, or related to, any injury (including death) to persons or damage to property which takes place in the Premises (or which arises out of actions taking place in the Premises), or which is otherwise caused by the negligence or willful misconduct of Tenant or any Tenant Party, except to the extent the foregoing is caused by the gross negligence or willful misconduct of Landlord. The indemnities set forth hereinabove shall include the obligation to pay reasonable expenses incurred by the indemnified party, including, without limitation, reasonable, actually incurred attorneys’ fees. The indemnities contained herein do not override the waivers contained in Section 25(e) above. The indemnity obligations of this Section 26 shall survive expiration or sooner termination of this Lease.

27. Acceptance and Waiver. Except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents and employees (but subject to the insurance provisions in Section 25 above, including, without limitation, the waivers contained in Section 25(e) above), Landlord shall not be liable to Tenant, its partners, members, agents, employees, guests or invitees for any damage caused to any of them due to the Building, the Common Areas or any other part of the Property or any appurtenances thereof being improperly constructed or being or becoming out of repair, or arising from the leaking of gas, water, sewer or steam pipes, or from electricity, but Tenant, by moving into the Premises and taking possession thereof, shall accept, and shall be held to have accepted the Premises as suitable for the purposes for which the same are leased, and shall accept and shall be held to have accepted the Premises and every appurtenances thereof, and Tenant by said act waives any and all defects therein; provided, however, that this Section shall not preclude Tenant from seeking recovery from any third party responsible for such damage or injury.

28. Estoppel. Tenant agrees to, upon not less than ten (10) days prior written request by Landlord, execute, acknowledge and deliver to Landlord a written statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), the dates to which the Rent has been paid, that there are no known defaults hereunder (or, if there is a default, specifying the nature of the default), whether Tenant has any offsets or defenses against Landlord under this Lease, and any other matter reasonably requested Landlord, it being intended that any such statement delivered pursuant to this Section may be relied upon by a prospective purchaser of Landlord’s interest or by a mortgagee of Landlord's interest or assignee of any security deed upon Landlord’s interest in the Property and/or the Premises.

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29. Notices. Any notice which is required or permitted to be given by either party under this Lease shall be in writing and must be given only by certified mail, return receipt requested, by hand delivery or by nationally recognized overnight courier service at the addresses set forth in the Summary. Each party shall further use reasonable efforts to provide the other party with a courtesy copy of any notice by fax and by electronic mail. Any such notice shall be deemed given on the earlier of two business days after the date sent in accordance with one of the permitted methods described above or the date of actual receipt thereof, provided that receipt of notice solely by fax or electronic mail shall not be deemed to be delivery of notice hereunder. The time period for responding to any such notice shall begin on the date the notice is deemed received. Either party may change its notice address by notice to the other party in accordance with the terms of this Section 29. Notices on behalf of a party may be given by such party’s legal counsel.

30. Abandonment of Premises. If Tenant abandons or vacates the Premises for more than twenty (20) days, such shall be a default under this Lease, whereupon Landlord may pursue any and all remedies provided by this Lease, at law or in equity (including, without limitation, the termination of this Lease). Tenant shall be solely responsible for any increase in Landlord’s insurance premium caused by such abandonment or vacation, and such shall be payable by Tenant as Additional Rent hereunder within fifteen (15) days following written demand for the same. If Tenant abandons or vacates the Premises and Landlord does not terminate this Lease, Tenant agrees to maintain in effect the security systems that Tenant employed while Tenant occupied the Premises and to take reasonable measures to monitor and secure the Premises.

31. Default.

Each of the following shall constitute a default under this Lease by Tenant:

(a) If Tenant shall default in the payment of Rent herein reserved when due and fails to cure such default within five (5) days after written notice of such default is given to Tenant by Landlord.

(b) If Tenant shall fail to perform any of the terms, conditions or provisions of this Lease (other than the provisions requiring the payment of Rent), and fails to cure such non-monetary default within thirty (30) days after written notice of such default is given to Tenant by Landlord, provided however that if such non-monetary default is of such a nature that it cannot through the exercise of diligent and reasonable efforts be cured within thirty (30) days, then Tenant shall not be in default in such instance if Tenant promptly commences and diligently pursues the cure of such non-monetary default to completion as soon as possible and in all events within ninety (90) days after such initial notice.

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(c) If Tenant or Guarantor is adjudicated a bankrupt, becomes insolvent or admits in writing that it is not generally able to pay its debts as they become due.

(d) If a permanent receiver is appointed for Tenant’s or Guarantor’s property and such receiver is not removed within sixty (60) days after appointment thereof.

(e) If, whether voluntarily or involuntarily, Tenant or Guarantor takes advantage of any debtor relief proceedings under any present or future laws, whereby the Rent or any part thereof, is, or is proposed to be, reduced or payment thereof deferred.

(f) If Tenant’s or Guarantor effects should be levied upon or attached and such levy or attachment is not satisfied or dissolved within thirty (30) days after such levy or attachment.

(g) If Tenant is an individual, in the event of the death of the individual and the failure of the executor, administrator or personal representative of the estate of the deceased individual to have assigned this Lease within three (3) months after such death to an assignee approved by Landlord.

(h) If the Letter of Credit is not timely renewed pursuant to Section 16 or if a substitute Letter of Credit complying with all of the terms of Section 16 is not received at least thirty (30) days prior to the expiration of the expiring Letter of Credit.

Notwithstanding the foregoing, Landlord shall not be required to give written notice of default under Sections 31(a) or 31(b) above more than once during any twelve (12) month period during the Term of the Lease, it being the intention of the parties that any subsequent default occurring during such twelve (12) month period after the first notice has been given shall be a default hereunder without the requirement of additional notice to Tenant or the expiration of any grace period.

In any of such events, Landlord, at its sole option, may exercise any or all of the remedies set forth in Section 32 below.

32. Landlord’s Remedies. Upon the occurrence of any default set forth in Section 31 above which is not cured by Tenant within the applicable cure period provided therein, if any, Landlord may exercise all or any of the following remedies:

(a) declare due and payable and sue for and recover, all unpaid Rent for the unexpired period of the Term as if by the terms of this Lease the same were payable in advance, or sue for Rent monthly as it accrues;

(b) terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date specified in such notice and all rights of Tenant under this Lease shall expire and terminate as of such date, Tenant shall remain liable for all obligations under this Lease up to the date of such termination and Tenant shall surrender the Premises to Landlord on the date specified in such notice; and if Tenant fails to so surrender, Landlord shall have the right, without notice, to enter upon and take possession of the Premises and to expel and remove Tenant and all persons and entities claiming by, through or under Tenant, and Tenant’s and their personal property and other effects without being liable for prosecution or any claim of damages therefor;

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(c) terminate this Lease as provided in the immediately preceding subsection and recover from Tenant all damages Landlord may incur by reason of Tenant’s default, including without limitation, the then present value (discounted at a rate equal to the then issued treasury bill having a maturity approximately equal to the remaining Term of this Lease had such default not occurred) of (i) the total Rent which would have been payable hereunder by Tenant for the period beginning with the day following the date of such termination and ending with the Expiration Date of the Term as originally scheduled hereunder (but as extended by the Extension Term if Tenant has exercised its option pursuant to Section 2(b) above), minus (ii) the aggregate reasonable rental value of the Premises for the same period (as determined by a real estate appraiser selected by Landlord who is licensed in the state where the Property is located, who has at least ten (10) years’ experience immediately prior to the date in question in evaluating industrial space, taking into account all relevant factors including, without limitation, the length of the remaining Term, the then current market conditions in the general area, the likelihood of reletting for a period equal to the remainder of the Term, net effective rates then being obtained by landlords for similar type space in similar buildings in the general area, vacancy levels in the general area, current levels of new construction in the general area and how that would affect vacancy and rental rates during the period equal to the remainder of the Term and inflation), plus (iii) the costs of recovering the Premises, and all other expenses incurred by Landlord due to Tenant’s default, including, without limitation, reasonable attorneys’ fees, plus (iv) the unpaid Rent earned as of the date of termination, plus interest, all of which sum shall be immediately due and payable by Tenant to Landlord;

(d) without terminating this Lease, and without notice to Tenant, Landlord may in its own name, but as agent for Tenant enter into and take possession of the Premises and re-let the Premises, or any portion thereof, as agent of Tenant, upon any terms and conditions as Landlord may deem necessary or desirable (Landlord shall have no obligation to attempt to re-let the Premises or any part thereof except to the extent required by applicable law). Upon any such re-letting, all rentals received by Landlord from such re-letting shall be applied first to the costs incurred by Landlord in accomplishing any such re-letting, and thereafter shall be applied to the Rent owed by Tenant to Landlord during the remainder of the Term of this Lease and Tenant shall pay any deficiency between the remaining Rent due hereunder and the amount received by such re-letting as and when due hereunder.

(e) allow the Premises to remain unoccupied and collect Rent from Tenant as it becomes due; or

(f) pursue such other remedies as are available at law or in equity.

Notwithstanding anything herein or any law or custom to the contrary, Landlord shall have no legal obligation to mitigate its damages. In calculating future Rent for purposes of this Section 32, Landlord's reasonable and good faith estimate of future Operating Expenses and Taxes shall be conclusive and binding on the parties. In addition, Landlord may include as an item of Rent its reasonable attorney's fees and costs in enforcing its rights hereunder.

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33. Service of Notice. Except as otherwise provided by law, Tenant hereby appoints as its agent to receive the service of all dispossessory or distraint proceedings and notices thereunder, the person in charge of or occupying the Premises at the time of such proceeding or notice; and if no person be in charge or occupying the Premises, then such service may be made by attaching the same to the front entrance of the Premises.

34. Advertising. Landlord may advertise the Premises as being “For Rent” (including, without limitation, the right to place a sign on the Premises advertising the same are “For Rent”) at any time following a default by Tenant which remains uncured after the applicable cure period and at any time within twelve (12) months prior to the expiration, cancellation or termination of this Lease for any reason, and, during any such periods, Landlord may exhibit the Premises to prospective tenants upon forty-eight (48) hours prior telephonic or email notice to Tenant.

35. Surrender of Premises. Whenever under the terms hereof Landlord is entitled to possession of the Premises, Tenant at once shall surrender the Premises and the keys thereto to Landlord in substantially the same condition as on the Commencement Date hereof, normal wear and tear, casualty and condemnation only excepted, and Tenant shall remove all of its personalty therefrom and shall, if directed to do so by Landlord as set forth in Section 20, remove all alterations, additions and improvements made pursuant to Section 20 and restore the Premises to its original condition prior to the construction of any such alterations, additions and improvements which have been made therein by or on behalf of Tenant pursuant to Section 20. Landlord may forthwith re-enter the Premises and repossess same and remove all persons, entities, personal property and other effects therefrom, using such force as may be reasonably necessary without being guilty of forcible entry, detainer, trespass or other tort. Tenant’s obligation to observe or perform these covenants shall survive the expiration or other termination of the Term of this Lease. If the last day of the Term of this Lease or any renewal falls on a Saturday, Sunday or a legal holiday, this Lease shall expire on the business day immediately preceding.

36. Cleaning Premises. Upon vacating the Premises, Tenant agrees to return the Premises to Landlord broom clean and in substantially the same condition when Tenant’s possession commenced, ordinary wear and tear, casualty and condemnation excepted.

37. Removal of Fixtures. If Tenant is not in default hereunder beyond applicable cure periods, Tenant may, prior to the expiration of the Term of this Lease, or any extension thereof, remove any trade fixtures and equipment which Tenant has placed in the Premises which can be removed without significant damage to the Premises, provided Tenant promptly repairs all damage to the Premises caused by such removal.

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38. Holding Over. In the event Tenant remains in possession of the Premises after the expiration of the Term hereof, with Landlord’s written consent, Tenant shall be a month-to-month tenant and such tenancy shall be subject to all the provisions hereof, except that the monthly base rental shall be at 200% of the monthly Base Rent payable hereunder upon such expiration of the Term. In the event Tenant remains in possession of the Premises after the expiration of the Term hereof, without Landlord’s written consent, Tenant shall be a tenant at sufferance and may be evicted by Landlord without any notice, but Tenant shall be obligated to pay Rent for such period that Tenant holds over without written consent at the same rate provided in the previous sentence and shall also be liable for any and all other damages Landlord suffers as a result of such holdover including, without limitation, the loss of a prospective tenant for such space. There shall be no renewal of this Lease by operation of law or otherwise. Nothing in this Section shall be construed as a consent by Landlord for any holding over by Tenant after the expiration of the Term hereof, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises upon the expiration of the Term or upon the earlier termination hereof and to assert any remedy in law or equity to evict Tenant and/or collect damages in connection with such holding over.

39. Attorneys’ Fees. In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall pay all costs, expenses and reasonable attorneys’ fees incurred or paid by Landlord in connection with such litigation. In the event of any action, suit or proceeding brought by Landlord or Tenant to enforce any of the other’s covenants and agreements in this Lease, the prevailing party shall be entitled to recover from the non-prevailing party any costs, expenses and reasonable attorneys’ fees incurred in connection with such action, suit or proceeding. This provision shall survive the termination of this Lease.

40. Mortgagee’s Rights.

(a) Tenant agrees that this Lease shall be subject and subordinate to (i) any mortgage, deed of trust or other security interest now encumbering the Property and to all advances which may be hereafter made, to the full extent of all debts and charges secured thereby and to all renewals or extensions of any part thereof, and to any mortgage, deed of trust or other security interest which any owner of the Property may hereafter, at any time, elect to place on the Property; (ii) any assignment of Landlord’s interest in the leases and rents from the Property (which includes this Lease) which now exists or which any owner of the Property may hereafter, at any time, enter into; and (iii) any Uniform Commercial Code Financing Statement covering the personal property rights of Landlord or any owner of the Property which now exists or which any owner of the Property may hereafter, at any time, elect to place on the foregoing personal property (all of the foregoing instruments set forth in (i), (ii) and (iii) above being hereafter collectively referred to as “Security Documents”). Tenant agrees, upon request of the holder of any Security Documents (“Holder”), to hereafter execute any documents which counsel for Landlord or Holder may reasonably deem necessary to evidence the subordination of this Lease to the Security Documents. Within ten (10) business days after request therefor, if Tenant fails to execute any such commercially reasonable requested documents, Landlord or Holder is hereby empowered to execute such documents in the name of Tenant evidencing such subordination, as the act and deed of Tenant, and this authority is hereby declared to be coupled with an interest and not revocable.

(b) In the event of a foreclosure pursuant to any Security Documents, Tenant shall at the election of Landlord, thereafter remain bound pursuant to the terms of this Lease as if a new and identical Lease between the purchaser at such foreclosure (“Purchaser”), as landlord, and Tenant, as tenant, had been entered into for the remainder of the Term hereof and Tenant shall attorn to Purchaser upon such foreclosure sale and shall recognize Purchaser as Landlord under this Lease. Such attornment shall be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of Landlord or of Holder, any instrument or certificate that may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment.

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(c) If Holder of any Security Document or Purchaser upon the foreclosure of any of the Security Documents shall succeed to the interest of Landlord under this Lease, such Holder or Purchaser shall have the same remedies, by entry, action or otherwise for the non-performance of any agreement contained in this Lease, for the recovery of Rent or for any other default or event of default hereunder that Landlord had or would have had if any such Holder or Purchaser had not succeeded to the interest of Landlord. Any such Holder or Purchaser which succeeds to the interest of Landlord hereunder, shall not be (a) liable for any act or omission of any prior Landlord (including Landlord) unless such act or omission is of a continuing nature; or (b) subject to any offsets or defenses which Tenant might have against any prior Landlord (including Landlord); or (c) bound by any Rent which Tenant might have paid for more than the current month to any prior Landlord (including Landlord); or (d) bound by any amendment or modification of this Lease made without its consent.

(d) Notwithstanding anything to the contrary set forth in this Section 40, the Holder of any Security Documents shall have the right, at any time, to elect to make this Lease superior and prior to its Security Document. No documentation, other than written notice to Tenant, shall be required to evidence that this Lease has been made superior and prior to such Security Documents, but Tenant hereby agrees to execute any documents reasonably requested by Landlord or Holder to acknowledge that this Lease has been made superior and prior to the Security Documents.

41. Entering Premises. Landlord may enter the Premises at reasonable hours provided that Landlord’s entry shall not unreasonably interrupt Tenant’s business operations and that twenty-four (24) hours prior telephonic or email notice is given when reasonably possible (and, if in the opinion of Landlord any emergency exists, at any time and without notice): (a) to make repairs, perform maintenance and provide other services described in Section 18 above which Landlord is obligated to make to the Premises pursuant to the terms of this Lease; (b) to inspect the Premises; (c) to remove from the Premises any articles or signs kept or exhibited therein in violation of the terms hereof; (d) to run pipes, conduits, ducts, wiring, cabling or any other mechanical, electrical, plumbing or HVAC equipment through the areas behind the walls, below the floors or above the ceilings in the Premises; and (e) to exercise any other right or perform any other obligation that Landlord has under this Lease. Landlord shall be allowed to take all material into and upon the Premises that may be required to make any repairs, improvements, additions or alterations, without in any way being deemed or held guilty of trespass and without constituting a constructive eviction of Tenant. The Rent reserved herein shall not abate while such repairs, improvements, alterations or additions are being made and Tenant shall not be entitled to maintain a set-off or counterclaim for damages against Landlord by reason of loss from interruption to the business of Tenant because of the prosecution of any such work. All such repairs, alterations, additions and improvements may be done during ordinary business hours, or, if any such work is at the request of Tenant to be done during any other hours, Tenant shall pay all overtime and other extra costs.

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42. Assignment and Subletting.

(a) Tenant may not, without the prior written consent of Landlord (which may be granted or withheld in Landlord’s sole and absolute discretion), assign this Lease or any interest hereunder, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant (each, a “Transfer”). In the event that Tenant is a corporation or entity other than an individual or an entity whose stock is traded on a recognized public stock exchange, any transfer of a majority or controlling interest in Tenant (whether by stock transfer, merger, operation of law or otherwise) shall be considered a Transfer for purposes of this Section and shall require Landlord’s prior written consent (which may be granted or withheld in Landlord’s sole and absolute discretion). Consent to one assignment or sublease shall not destroy or waive this provision, and all later assignments and subleases shall likewise be made only upon the prior written consent of Landlord (which may be granted or withheld in Landlord’s sole and absolute discretion). Subtenants or assignees shall become liable to Landlord for all obligations of Tenant hereunder, without relieving Tenant’s liability hereunder and, in the event of any default by Tenant under this Lease, Landlord may, at its option, but without any obligation to do so, elect to treat a sublease as a direct Lease with Landlord and collect rent directly from the subtenant. In addition, upon any request by Tenant for Landlord’s consent to an assignment or sublease, Landlord may elect to terminate this Lease and recapture all of the Premises (in the event of an assignment request) or the applicable portion of the Premises (in the event of a subleasing request). If Tenant desires to assign or sublease, Tenant shall provide written notice to Landlord describing the proposed transaction in detail and providing all documentation (including detailed financial information for the proposed assignee or subtenant) reasonably necessary to permit Landlord to evaluate the proposed transaction. Landlord shall notify Tenant within twenty (20) days of Landlord’s receipt of such notice whether Landlord elects to exercise Landlord’s recapture right and, if not, whether Landlord consents to the requested assignment or sublease. If Landlord fails to respond within such twenty (20) day period, Landlord will be deemed not to have elected to recapture and not to have consented to the assignment or sublease.

(b) Any subletting or assignment hereunder shall not release or discharge Tenant of or from any liability, whether past, present or future, under this Lease, and Tenant shall remain fully liable hereunder. Any subtenant or assignee shall agree in a form reasonably satisfactory to Landlord to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease (to the extent of the space sublet in the case of a sublease), and Tenant shall deliver to Landlord promptly after execution, an executed copy of each such sublease or assignment and an agreement of compliance by each such subtenant or assignee. Tenant agrees to pay to Landlord all reasonable out-of-pocket costs incurred by Landlord (including fees paid to consultants (as may be required) and attorneys) in connection with any request by Tenant for Landlord to consent to any assignment or subletting by Tenant.

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(c) In the event of any assignment or sublease, whether or not requiring Landlord’s consent, Landlord shall be entitled to receive, as additional rent hereunder, fifty percent (50%) of any consideration (including, without limitation, payment for leasehold improvements) paid by the assignee or subtenant for the assignment or sublease) and, in the case of a sublease, fifty percent (50%) of the excess of the amount of rent paid for the sublet space by the subtenant over the amount of Base Rent and Additional Rent payable by Tenant hereunder attributable to the sublet space for the corresponding month. To effect the foregoing, Tenant shall deduct from the monthly amounts received by Tenant from the subtenant or assignee as rent or consideration, the Base Rent and Additional Rent payable by Tenant to Landlord for the subject space, plus reasonable brokerage and legal fees, marketing costs, allowances, rent concessions and all other reasonable costs incurred by Tenant in connection with procuring the assignment or sublease, and fifty percent (50%) of the then remaining sum shall be paid promptly to Landlord. Upon Landlord’s request, Tenant shall assign to Landlord all amounts to be paid to Tenant by any such subtenant or assignee and that belong to Landlord and shall direct such subtenant or assignee to pay the same directly to Landlord. If there is more than one sublease under this Lease, the amounts (if any) to be paid by Tenant to Landlord pursuant to this Paragraph 42(c) shall be separately calculated for each sublease and amounts due Landlord with regard to any one sublease may not be offset against rental and other consideration pertaining to or due under any other sublease.

43. Financial Reports. Within ten (10) business days’ following Landlord’s request therefor, Tenant shall submit to Landlord Tenant’s and Guarantor’s most recent audited financial statement (including any notes to them), or if no such audited statements have been prepared, such other financial statements (and notes to them), certified by an officer of Tenant and by Guarantor, as may have been prepared by an independent certified public accountant, or failing those, Tenant’s and Guarantor’s internally prepared financial statements certified by an officer of Tenant. If Tenant or Guarantor is a publicly traded corporation, Tenant or Guarantor (as applicable) may satisfy its obligations hereunder by providing to Landlord Tenant’s most recent annual and quarterly reports. Landlord acknowledges that all such financial information which is not publicly available is to remain confidential for Landlord’s benefit subject to the terms of this Section 43, and Landlord will not disclose any aspect of Tenant’s or Guarantor’s financial statements except (a) to Landlord’s mortgagee, prospective mortgagees or purchasers of the Building or prospective investors in Landlord, (b) in litigation between Landlord and Tenant, and/or (c) if required by court order or applicable law.

44. Sale. In the event the original Landlord hereunder, or any successor owner of the Property, shall sell or convey the Premises and/or the Property, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing thereafter shall terminate (but not liabilities and obligations accruing prior to such sale or other conveyance), and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner.

45. Limitation of Liability. Landlord’s obligations and liability with respect to this Lease shall be limited solely to Landlord’s interest in the Property, as such interest is constituted from time to time, and neither Landlord nor any partner or member of Landlord, or any officer, director, shareholder, or partner or member of any partner or member of Landlord, shall have any individual or personal liability whatsoever with respect to this Lease.

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46. Broker Disclosure. Landlord’s Broker identified in the Summary, who is a real estate broker licensed in the State where the Property is located, has acted as agent for Landlord in this transaction and is to be paid a commission by Landlord pursuant to a separate agreement. Tenant’s Broker identified in the Summary, who is a real estate broker licensed in the State where the Property is located, has acted as agent for Tenant in this transaction and is to be paid a commission by Landlord’s Broker pursuant to a separate agreement. Landlord represents that Landlord has dealt with no other broker other than Landlord’s Broker and Tenant’s Broker identified herein. Landlord agrees that, if any other broker makes a claim for a commission based upon the actions of Landlord, Landlord shall indemnify, defend and hold Tenant harmless from any such claim. Tenant represents that Tenant has dealt with no broker other than Landlord’s Broker and Tenant’s Broker. Tenant agrees that, if any other broker makes a claim for a commission based upon the actions of Tenant, Tenant shall indemnify, defend and hold Landlord harmless from any such claim. Tenant will cause Tenant’s Broker to execute a customary lien waiver, adequate under applicable law, to extinguish any lien claims such broker may have in connection with this Lease.

47. Landlord/Tenant. “Landlord” shall include the party named in the first paragraph hereof, its representatives, assigns and successors in title to the Property. “Tenant” shall include the party named in the first paragraph hereof, its heirs and representatives, and, if this Lease shall be validly assigned or sublet, shall also include Tenant’s assignees or subtenants, as to the Premises, or portion thereof, covered by such assignment or sublease. “Landlord” and “Tenant” include male and female, singular and plural, corporation, partnership, limited liability company (and the officers, members, partners, employees or agents of any such entities) or individual, as may fit the particular parties.

48. Construction of this Agreement. No failure of either party to exercise any power given thereto hereunder, or to insist upon strict compliance by the other party of its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of such party’s right to demand exact compliance with the terms hereof. Time is of the essence of this Lease. This Lease shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question.

49. No Estate In Land. This Lease shall create the relationship of landlord and tenant between Landlord and Tenant. No estate shall pass out of Landlord. Tenant has only a right of use, not subject to levy or sale, and not assignable by Tenant except with Landlord’s consent or as otherwise provided in this Lease. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or member a joint enterprise with Tenant. This Lease establishes a relationship solely of that of a landlord and tenant.

50. Section Titles; Severability. The section titles used herein are not to be considered a substantive part of this Lease, but merely descriptive aids to identify the section to which they refer. If any section or provision herein is held invalid by a court of competent jurisdiction, all other sections or severable provisions of this Lease shall not be affected thereby, but shall remain in full force and effect.

51. Cumulative Rights. All rights, powers and privileges conferred hereunder upon the parties hereto shall be cumulative but not restrictive to those given by law.

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52. Waiver of Jury Trial. LANDLORD AND TENANT SHALL AND DO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR ANY STATUTORY REMEDY.

53. Entire Agreement. This Lease contains the entire agreement of the parties and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect.

54. Submission of Agreement. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to acquire a right of entry. This Lease is not binding or effective until execution by and delivery to both Landlord and Tenant.

55. Authority. If Tenant executes this Lease as a corporation, limited partnership, limited liability company or any other type of entity, each of the persons executing this Lease on behalf of Tenant does hereby personally represent and warrant that Tenant is a duly organized and validly existing corporation, limited partnership, limited liability company or other type of entity, that Tenant is qualified to do business in the state where the Property is located, that Tenant has full right, power and authority to enter into this Lease, and that each person signing on behalf of Tenant is authorized to do so. In the event any such representation and warranty is false, all persons who execute this Lease shall be individually, jointly and severally, liable as Tenant. Upon Landlord’s request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing representations and warranties.

56. Consequential Damages. Except to the extent expressly provided for hereunder, in no event shall Landlord be liable to Tenant or any other party on account of any claims for any consequential damages or any punitive damages.

57. Counterparts; Electronic Signatures. This Lease may be executed in any number of counterparts, each of which when taken together shall be deemed to be one and the same instrument. For purposes of facilitating the execution of this Agreement, an electronic signature and/or an electronic copy (e.g. fax, pdf format or email) of a handwritten signature of either party hereto shall be deemed an original.

58. Survival. All representations, warranties and indemnifications of the parties shall survive expiration or termination of this Lease.

59. Building Certification. Landlord may, from time to time, decide to develop, maintain and/or operate the Building in accordance with third-party accreditations, ratings or certifications that relate to sustainability issues, energy efficiency or other comparable goals. Tenant shall cooperate with Landlord’s efforts in that regard and provide any such information required to attain these accreditations, ratings or certification. The foregoing provisions shall apply whether Landlord affirmatively seeks an accreditation, rating or certification and to thereafter maintain the accreditation, rating or certification, or to operate voluntarily in accordance with such accreditation, rating or certification

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60. Guaranty. Tenant shall cause the Guarantor identified in the Basic Lease Provisions to execute a Guaranty of the obligations of Tenant under this Lease in the form of Exhibit "E" attached hereto and made a part hereof.

61. Tenant Improvement Allowance.

(a) Landlord will provide to Tenant an allowance (the "Tenant Improvement Allowance") in an amount equal to Three Hundred Sixty-Six Thousand One Hundred Sixty-Eight and 00/100 Dollars ($366,168) to be applied to the cost incurred by Tenant in the construction of improvements to the Premises (the "Tenant Improvement Work") or the installation of racking in the Premises (“Racking”), of which $213,598 will be available for Tenant’s use as of September 1, 2025 (the “Initial Allowance”) and $152,570 will be available for Tenant’s use as of September 1, 2026 (the “Remaining Allowance”), subject to the terms of this Section 61.

(b) Tenant and Landlord agree that all costs of the Tenant Improvement Work in excess of such Tenant Improvement Allowance shall be paid solely by Tenant and if the Tenant Improvement Work costs less than the Tenant Improvement Allowance, Tenant shall have no right to the savings. Tenant shall perform the Tenant Improvement Work in accordance with Sections 20 and 21 of this Lease. Provided Tenant is not in default of the terms of this Lease and no event has occurred, which, with the passing of time or the giving of notice, or both, would constitute a default by Tenant under this Lease, Landlord shall pay to Tenant the Tenant Improvement Allowance upon (i) the completion of the Tenant Improvement Work, (ii) receipt by Landlord of the first installment of Base Rent which is payable by Tenant and (iii) receipt from Tenant in form and substance acceptable to Landlord, the TI Documentation (as hereinafter defined), provided in no event shall Landlord be obligated pay to Tenant the Tenant Improvement Allowance constituting the Remaining Allowance until on or after September 1, 2026.

(c) “TI Documentation” shall mean the following documentation required to be delivered by Tenant to Landlord for the disbursement of the Tenant Improvement Allowance:

(i) A certification by tenant's architect that the Tenant Improvement Work has been completed in accordance with Tenant's plans therefor and in compliance with all applicable laws, which plans shall have been approved by Landlord prior to commencement of the Tenant Improvement Work in accordance with Section 20, and which certification shall be subject to verification by Landlord;

(ii) Copies of all invoices for labor and materials for the Tenant Improvement Work in an aggregate amount not less than the amount of the disbursement which Tenant is requesting from the Tenant Improvement Allowance;

(iii) Evidence of the satisfactory completion of all required inspections and issuance of any required approvals and signoffs of public authorities with respect thereto, if any; and

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(iv) An executed and acknowledged release of mechanic's liens with respect to the Premises executed by Tenant's general contractor and by every subcontractor and supplier of labor and/or materials engaged in or supplying materials for the Tenant Improvement Work.

Notwithstanding anything set forth above, when the conditions set forth above for payment of the Tenant Improvement Allowance have been satisfied, Landlord shall have the right, at Landlord's sole option, to either (A) pay the Tenant Improvement Allowance to Tenant or (B) apply the Tenant Improvement Allowance to the next due installment of Base Rent. Notwithstanding anything set forth above, any portion of the Tenant Improvement Allowance for which Tenant has not submitted the TI Documentation on or before December 31, 2026 shall be deemed forfeited by Tenant and Tenant shall have no further right thereto.

(d) Any Racking paid for by Tenant with Tenant Improvement Allowance (or via reimbursement from the Tenant Improvement Allowance) shall be deemed the Landlord’s property and may not be removed or sold by Tenant prior to the expiration of the Initial Term without Landlord’s prior written consent, which consent may be granted or withheld in Landlord’s sole discretion. Landlord shall be entitled to any and all proceeds from the sale of the Racking prior to the expiration of the Initial Term, whether or not such sale was made with Landlord’s consent. Upon expiration of the Initial Term of this Lease, then provided no default by Tenant then exists, the Racking shall be deemed Tenant’s Property. In no event shall Tenant have the right to place any liens on the Racking during the Initial Term.

62. NJ Flood Risk Notification. Pursuant to N.J.S.A. 46:8-50, et seq., Landlord hereby provides to Tenant the notice set forth on Exhibit E attached hereto (the “Flood Risk Notice”). Tenant acknowledges receipt of the Flood Risk Notice.

63. Patriot Act. Tenant represents, warrants and covenants that neither Tenant nor any of its partners, officers, directors, members or shareholders (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 23, 2001) (“Order”) and all applicable provisions of Title III of the USA Patriot Act (Public Law No. 107-56 (October 26, 2001)); (ii) is listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) is listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State, (iv) is listed on any list or qualification of “Designated Nationals” as defined in the Cuban Assets Control Regulations 31 C.F.R. Part 515; (v) is listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including without limitation the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraq Sanctions Act, Publ. L. No. 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 aa-9; The Cuban Democracy Act, 22 U.S.C. §§ 6001-10; The Cuban Liberty and Democratic Solidarity Act, 22 U.S.C. §§ 6021-6091; and The Foreign Narcotic Kingpin Designation Act, 22 U.S.C. §§ 1901-1908, 8 U.S.C. § 1182, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (vi) is engaged in activities prohibited in the Orders; or (vii) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§ 5311 et seq.).

64. Lease Contingency. This Lease is expressly contingent upon Tenant’s delivery of both (i) the first month’s Rent as provided in Section 6(b) and (ii) the Security Deposit, as required by Section 16 both before 5:00 P.M. local time at the Premises on August 6, 2025 (the “Outside Contingency Deadline” and such contingency being referred to herein as the “Lease Contingency”). If Tenant has not satisfied the Lease Contingency by the Outside Contingency Deadline, Landlord shall have the right at any time thereafter prior to Tenant’s satisfaction of the Lease Contingency to terminate this Lease by written notice to Tenant, in which event this Lease shall terminate and be of no further force and effect and neither party shall have any further right or obligation hereunder.

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IN WITNESS WHEREOF, intending to be legally bound, Landlord and Tenant have executed this Lease as of the Effective Date.

Tenant:

Farmmi USA, Inc., a California corporation

Bv:	/s/ Yefang Zhang
Name:	Yefang Zhang
Title:	CEO

Landlord:

PPF INDUSTRIAL THREE MONTGOMERY WAY, LLC, a

New Jersey limited liability company

By: PPF industrial 7A Montgomery Way Holdings, LLC, a

Delaware limited liability company, its sole member

By: PPF Industrial 1 and 3 Montgomery Way, LLC, a

Delaware limited liability company, its member

By: PPF Industrial, LLC, a Delaware limited liability

company, its member

By: PPF OP, LP, a Delaware limited partnership,

its member

By: PPF OPGP, LLC, a Delaware limited

liability company, its general partner

By: Prime Property Fund, LLC, a

Delaware limited liability company, its

member

By: Morgan Stanley Real Estate

Advisor, Inc., a Delaware

corporation, its Investment Adviser

By:	/s/ Neha Shetty
Name:	Neha Shetty
Title:	Vice President

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